Exhibit 10.18

645 SUMMER STREET

BOSTON, MA

LEASE AGREEMENT

BETWEEN

OPG MP PARCEL OWNER (DE) LLC,

a Delaware limited liability company,

AS LANDLORD

AND

MONTE ROSA THERAPEUTICS, INC.,

a Delaware corporation,

AS TENANT

LEASE AGREEMENT

TABLE OF CONTENTS

1.	Basic Lease Information	1
2.	Lease Grant	3
3.	Term and Commencement Date	4
4.	Rent	5
5.	Compliance with Laws; Use	6
6.	Letter of Credit	8
7.	Building Services	9
8.	Alterations	11
9.	Repairs and Maintenance	13
10.	Entry by Landlord	14
11.	Assignment and Subletting	15
12.	Notices	18
13.	Indemnity and Insurance	18
14.	Casualty Damage	20
15.	Condemnation	22
16.	Events of Default	22
17.	Limitation of Liability	26
18.	Holding Over	27
19.	Surrender of Premises	28
20.	Subordination; Estoppel Certificate	28
21.	Miscellaneous	31

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LEASE AGREEMENT

This Lease Agreement (this “Lease”) is made and entered into as of September 23, 2020 (the “Effective Date”), by and between OPG MP PARCEL OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and MONTE ROSA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

1. Basic Lease Information.

1.01 “Building” shall mean the building located at 645 Summer Street, Boston, MA 02210 and commonly known as 645 Summer Street. The “Rentable Floor Area of the Building” is deemed to be 150,000 square feet.

“Industrial Park” shall mean the industrial park located in the City of Boston, in which the Building is located.

1.02 “Premises” shall mean the area shown on Exhibit A to this Lease. The Premises are located on a portion of the northern half of the first (1st) floor of the Building and known as Suite 102.

1.03 “Rentable Floor Area of the Premises”: 16,748 square feet.

1.04 “Estimated Term Commencement Date”: March 1, 2021.

1.05 “Term Commencement Date”: See Section 3.01.

1.06 “Rent Commencement Date”: The Term Commencement Date.

1.07 “Term Expiration Date”: The last day of the sixtieth (60th) full calendar month following the Rent Commencement Date.

1.08 “Base Rent”:

Period	Annual Base Rent Rate Per Square Foot of Rentable Floor Area *	Monthly Base Rent
Lease Year 1:	$86.00	$120,027.33
Lease Year 2:	$88.58	$123,628.15
Lease Year 3:	$91.24	$127,337.00
Lease Year 4:	$93.97	$131,157.11
Lease Year 5:	$96.79	$135,091.82

As used above, the first “Lease Year” shall commence on the Term Commencement Date and end on the day immediately preceding the first anniversary of the Rent Commencement Date (provided that if the Rent Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall further include the balance of the calendar month such first anniversary occurs), and each subsequent Lease Year shall mean each successive period of twelve (12) calendar months following the first Lease Year during the initial Term, provided that the last Lease Year of the initial Term shall end on the Term Expiration Date set forth above for the initial Term.

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1.09 “Tenant’s Proportionate Share” shall mean 11.17%, as such percentage may be adjusted from time to time to reflect changes in the Premises or the Building; provided, however, Tenant’s Proportionate Share shall not be subject to increase during the initial Term due to any changes in the Building.

1.10 Additional Provisions: See Exhibit F

1.	Parking
2.	Extension Option
3.	Hazardous Materials
4.	Roof Rights
5.	Emergency Generator
6.	Negative Conditions

1.11 “Letter of Credit” shall mean the letter of credit in the amount of $960,218.67, as provided in Section 6 and Exhibit G attached hereto.

1.12 “Brokers”: CBRE, which represented Landlord (“Landlord’s Broker”), and Newmark Knight Frank, which represented Tenant (“Tenant’s Broker”), in connection with this Lease.

1.13 “Permitted Use”: Subject to applicable Laws (as defined below), including applicable City of Boston zoning rules and regulations, and the terms set forth herein, general office, research and development and laboratory uses, and any ancillary uses thereto.

1.14 “Notice Address(es)”:

For Landlord:	For Tenant:

OPG MP Parcel Owner (DE) LLC

c/o Oxford Properties Group

125 Summer Street

Boston, MA 02110

Attention: Leasing

Email: AMondani@oxfordproperties.com

OPG MP Parcel Owner (DE) LLC

c/o Oxford Properties Group

125 Summer Street

Boston, Massachusetts 02110

Attention: Legal

Email: KBinck@oxfordproperties.com

Prior to the Term Commencement Date:

Monte Rosa Therapeutics, Inc.

40 Guest Street

Boston, MA 02135

Email: mwarmuth@monterosatx.com

ap@monterosatx.com

From and after the Term Commencement Date:

Monte Rosa Therapeutics, Inc.

645 Summer Street, Suite 102

Boston, MA 02210

Email: mwarmuth@monterosatx.com

ap@monterosatx.com

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1.15 “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days.

1.16 “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s reasonable discretion, the parking facilities and other improvements, if any, serving the Building, and the parcel(s) of land on which they are located.

1.17 Other Defined Terms: Other capitalized terms shall have the meanings set forth in the Lease and its Exhibits below. References in this Lease to numbered Sections shall be deemed to refer to the numbered Sections of this Lease, unless otherwise specified.

1.18 Exhibits: The following exhibits and attachments are incorporated into and made a part of this Lease:

Exhibit A (Outline and Location of Premises)

Exhibit B (Expenses and Taxes)

Exhibit C (Work Letter)

Exhibit D (Commencement Letter)

Exhibit E (Building Rules and Regulations)

Exhibit F (Additional Provisions)

Exhibit G (Letter of Credit)

Exhibit H [Intentionally Deleted]

Exhibit I (Form of NDA)

Exhibit J (Baseline Condition)

2. Lease Grant.

2.01 Premises. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The Premises exclude the exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building (exclusively or in common), and other Common Areas (as defined below) of the Building. If the Premises include the entire rentable area of any floor, the common corridors, elevator lobby, and restroom facilities located on such full floor(s) shall be considered part of the Premises.

2.02 Appurtenant Rights. During the Term, Tenant shall have, as appurtenant to the Premises, the non-exclusive rights to use in common (subject to reasonable rules of general applicability to tenants and other users of the Building from time to time made by Landlord of which Tenant is given prior notice): (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others; (b) common driveways and walkways necessary for access to the Building; (c) if the Premises include less than the entire rentable floor area of any floor, the common corridors, elevator lobby, and restroom facilities located on such floor; and (d) all other areas or facilities in or about the Building from time to time designated for general use in common by Tenant, other Building tenants, and Landlord (collectively, the “Common Areas”).

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3. Term and Commencement Date.

3.01 Term. The “Term” of this Lease shall begin at 12:01 a.m. on the earlier to occur of the following dates under clauses (a) or (b), which date shall be the “Term Commencement Date”:

(a) the date on which Tenant first enters into possession of all or any portion of the Premises for the regular conduct of its business. (The event described in the prior sentence shall not be deemed to occur by virtue of any entry by Tenant into the Premises under Exhibit C for the installation or testing of Tenant’s computers or other equipment, or the installation of other property of Tenant in the Premises); or

(b) the date Landlord delivers the Premises to Tenant (i) vacant and broom clean, (ii) with the Base Building Work and the Initial Tenant Work substantially completed in accordance with, and subject to, the provisions of Exhibit C attached hereto, and (iii) with the Building systems and equipment serving the Premises in good working order and condition, but otherwise in the existing “as-is” condition of the Premises (collectively, the “Delivery Condition”). The date on which the Premises are delivered to Tenant in the Delivery Condition shall be the “Delivery Date”. Landlord shall provide bi-weekly updates to Tenant of progress in performing the Base Building Work and the Initial Tenant Work and the estimated delivery of the Premises to Tenant and shall use commercially reasonable efforts to provide at least fifteen (15) Business Days’ advance notice to Tenant of the Delivery Date. As of the Effective Date, Landlord has not received any written notice that the Premises are in violation of applicable Laws, including without limitation, the Environmental, Health and Safety Laws (as defined in Exhibit F attached hereto) and the Americans with Disabilities Act. Landlord shall perform all Base Building Work and Initial Tenant Work in compliance with all applicable Laws, including without limitation, the Environmental, Health and Safety Laws and the Americans with Disabilities Act.

The Term of this Lease shall end at 11:59 p.m. on the Term Expiration Date set forth in Section 1, unless sooner terminated in accordance with the provisions of this Lease. Promptly after the determination of the Term Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as Exhibit D (the “Commencement Letter”). Tenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within thirty (30) days after Tenant’s receipt of the same shall be deemed an approval by Tenant of the statements contained therein.

3.02 Initial Tenant Work. As used herein, the “Initial Tenant Work” shall mean all Alterations (as defined in Section 8) performed, or to be performed, in or about the Premises that are required initially to put the Premises in condition suitable for Tenant’s use and occupancy, which consist of the work listed in the “Landlord” column and identified as “Initial Tenant Work” on the Responsibility Matrix attached as Schedule C-1 to Exhibit C attached hereto, and as depicted on the plan attached as Schedule C-3 to Exhibit C attached hereto. The Initial Tenant Work shall be performed by Landlord in accordance with, and subject to, the provisions of Exhibit C attached hereto.

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3.03 Delivery. Landlord shall not be liable for any delay or failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party or other reason, provided, however, Landlord shall use reasonable efforts to obtain possession of any such space. Landlord shall use commercially reasonable efforts to substantially complete the Base Building Work and the Initial Tenant Work on or before the Estimated Term Commencement Date, subject to any Tenant Delays and Force Majeure delays. Any delay in the delivery of the Premises or in the occurrence of the Term Commencement Date shall not give rise to any liability or default by Landlord or affect any of the terms of this Lease or Tenant’s obligation to accept the Premises when delivered, except as expressly set forth in Section 3.01 or Exhibit C, as the case may be. Notwithstanding the foregoing, (i) if the Delivery Date does not occur by the date that is thirty (30) days after the Estimated Term Commencement Date (as extended by delays caused by Tenant or Force Majeure), then Tenant shall receive an abatement of Rent in an amount equal to one (1) day’s Rent for each day the Delivery Date is delayed beyond such thirty (30) day period; (ii) if the Delivery Date does not occur by the date that is ninety (90) days after the Estimated Term Commencement Date (as extended by delays caused by Tenant or Force Majeure), then the foregoing abatement shall increase to an amount equal to two (2) days’ Rent for each day the Delivery Date is delayed beyond such ninety (90) day period; and (iii) if the Delivery Date does not occur by the date that is one hundred fifty (150) days after the Estimated Term Commencement Date (as extended by delays caused by Tenant or Force Majeure), then Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord within thirty (30) days after such one hundred fifty (150) day period, provided that if Tenant does not exercise its termination right within such thirty (30) day period, then Tenant’s termination right shall be deemed waived and Tenant shall not be entitled to any further termination in connection with a Delivery Date delay as of the expiration of such thirty (30) day period. Except as otherwise provided in this Lease (including what is permitted pursuant to Exhibit C), Tenant shall not be permitted to take possession of or enter the Premises before the Term Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Premises before the Term Commencement Date, Tenant’s possession or entry before the Term Commencement Date shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services used or requested by Tenant (excluding any utilities, and to the extent applicable as provided in Section 7.01 below, any loading dock charges), Tenant shall not be required to pay Rent for any such possession or entry before the Term Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

4. Rent.

4.01 Base Rent and Additional Rent. During the Term (but subject to the following subparagraph of this Section 4.01), Tenant hereby covenants and agrees to pay to Landlord, without any setoff or deduction (except to the extent expressly set forth in this Lease), (a) all Base Rent (as provided in Section 1), (b) Tenant’s Proportionate Share of the Expenses and Taxes (as provided in Exhibit B attached hereto), and (c) all other Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay to Landlord from time to time under this Lease.

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4.02 Manner and Timing of Payments. Base Rent and other recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant within thirty (30) days after Tenant’s receipt of a reasonably detailed invoice thereof. Rent shall be made payable to the entity, and sent to the address, that Landlord from time to time designates for such purposes and shall be paid by Tenant by good and sufficient check payable in United States of America currency or by electronic or wire transfer to an account from time to time designated by Landlord. Landlord’s acceptance of less than the entire amount of Rent shall be considered, unless otherwise specified by Landlord, a payment on account of the oldest obligation due from Tenant hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant. Rent for any partial month during the Term shall be prorated on a per diem basis. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.

5. Compliance with Laws; Use.

Tenant shall use the Premises only for the Permitted Use and shall not use or permit the use of the Premises for any other purpose. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including without limitation, the Environmental, Health and Safety Laws (as defined in Exhibit F attached hereto) and the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use and occupancy of the Premises, subject to Landlord’s delivery obligations as expressly set forth in this Lease. Without limiting the generality of the foregoing, and except as provided in Exhibit C attached hereto, Tenant shall be solely responsible for complying with all Laws that relate to operations of Tenant’s laboratory uses, and all Laws pertaining to equipment, installations and improvements used or required in connection with the operations of Tenant’s laboratory uses.

Tenant shall comply with applicable laboratory practices, (including the use of safety equipment) and policies established by the Center for Disease Control and Prevention (the “CDC”), and Tenant’s use of the Premises shall not exceed applicable Biosafety Level 2 (“BSL-2”) requirements and protocols in effect with respect to Tenant’s use from time to time, and Tenant shall store, use and dispose of Hazardous Materials in compliance with all applicable Environmental, Health and Safety Laws.

In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the Base Building (defined below), but only to the extent such obligations are triggered by (i) any use of the Premises by Tenant (other than for general office use) to the extent that such use requires compliance work beyond the baseline condition described in Exhibit J attached hereto, as improved by the Base Building Work and the Initial Tenant Work; provided, however, that Tenant shall be responsible for the cost of any such compliance work with respect to items for which Tenant is responsible for the maintenance and repair under this Lease, and/or (ii) any Alterations (as defined in Section 8.01) in or about the Premises performed or requested by Tenant after the Term Commencement Date, provided that Landlord shall perform the Base Building Work and the Initial Tenant Work in a good and workmanlike manner and in compliance with all applicable Laws, including without limitation, the Environmental, Health and Safety Laws and the Americans with Disabilities Act. Except to the extent the same are expressly set forth herein as obligations of Tenant, Landlord shall be responsible for the compliance of the Base Building with

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all applicable Laws. All costs incurred by Landlord for compliance work shall be included in Expenses except as otherwise expressly provided in Exhibit B attached hereto. “Base Building” shall include the structural portions of the Building, the common restrooms, the Building mechanical, electrical, and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located, and the pH Neutralization System (as defined below). Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Except as otherwise provided herein, Tenant shall be solely responsible, at Tenant’s sole cost and expenses, for obtaining all operational permits, licenses and approvals required in order for Tenant to use the Premises for the Permitted Use (excluding any permits, licenses, and approvals required for the construction of the Initial Tenant Work and/or the Base Building Work, which shall be Landlord’s responsibility). As part of the Landlord’s performance of the Initial Tenant Work, Landlord shall tie the Premises into the existing Base Building pH neutralization system (the “pH Neutralization System”), in accordance with any discharge permits required by the Massachusetts Water Resources Authority (the “MWRA Permits”), which MWRA Permits shall be held in Landlord’s name, provided that, to the extent required for Tenant’s use, Tenant shall obtain a wastewater treatment operator license from the Commonwealth of Massachusetts. The monitoring, repair and maintenance costs of the pH Neutralization System shall be passed through to Tenant on a pro-rata basis, based upon the proportion that the Rentable Floor Area of the Premises bears to the total rentable floor area of all tenant-occupied space tied into the pH Neutralization System; provided that any capital repairs and capital replacements shall be passed through only to the extent the same are Permitted Capital Expenses, in which event the amortized cost thereof shall be passed through to Tenant in the same manner as provided in Exhibit B.

If any governmental license or permit required to be obtained by Tenant shall be required for the proper and lawful conduct of Tenant’s business at the Premises (including, without limitation, any required wastewater treatment operator license), Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply in all material respects with the terms and conditions of each such license or permit. Tenant shall provide Landlord with copies of all such licenses, permits and approvals required for Tenant’s use, including any permits, licenses and registrations required pursuant to Environmental, Health and Safety Laws that are obtained or renewed during the Term.

Tenant shall not exceed the standard density limit for the Building, which is 1 person per 150 useable square feet. Tenant shall not use or permit the use of any portion of the Premises or any equipment installed by Tenant or any party acting under or through Tenant in a manner that results in objectionable noise, odors, or vibrations emanating from the Premises and shall prevent the emanation of noxious odors, smoke, vibration, noise, water or other effects which constitute a nuisance or otherwise interfere with the safety or comfort of Landlord or of any of the other occupants of the Building. Without limiting the generality of the foregoing sentence, Tenant shall not use any portion of the Premises for a personal fitness or exercise area or install or use any exercise equipment therein. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time of which Tenant is given prior written notice, including rules and regulations for the performance of Alterations. In the event of any conflict between the terms of this Lease and the rules and regulations, the terms of this Lease shall control.

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Notwithstanding anything to the contrary contained in this Lease, during the Term, Tenant shall be entitled to the allocation of 22.33% (16,748 divided by 75,000) of the maximum allowable chemical quantities (both in use and in storage) permitted by MAQ Codes (defined below) for the first (1st) floor of the Building, which maximum allowable chemical quantities for the entire first (1st) floor is 240 liquid gallons, subject to Tenant maintaining all licenses, permits and approvals required therefor. As used herein, “MAQ Codes” shall mean 780 CMR—Massachusetts State Building Code 9th Edition, 527 CMR—Massachusetts Comprehensive Fire Safety Code, and NEPA 45—Standard on Fire Protection for Laboratories Using Chemicals, 2011 Edition.

6. Letter of Credit.

Concurrently with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord a clean, irrevocable letter of credit in the amount set forth in Section 1, which shall comply with, and may be drawn by Landlord in accordance with, the provisions of Exhibit G attached hereto (such letter of credit, together with any renewal or replacement thereof in accordance herewith, being referred to herein as the “Letter of Credit”).

Notwithstanding any provision herein to the contrary, so long as (A) Tenant shall not be, or have been, in monetary or material non-monetary Default under this Lease, (B) this Lease is still in full force and effect, and (C) Tenant provides Landlord with written notice requesting the same (requirements (A) through (C), collectively, the “Letter of Credit Reduction Conditions”), then Tenant shall be entitled to reduce the required amount of the Letter of Credit to the amounts and at the times set forth below, and Tenant may thereafter deliver to Landlord a substitute Letter of Credit, conforming to the requirements hereof, in the sum of such reduced amount. Upon Tenant complying with the Letter of Credit Reduction Conditions set forth above, the required amount of the Letter of Credit shall be reduced in accordance with the following schedule:

Date:	Letter of Credit Amount Reduced To:
First (1st) anniversary of the Rent Commencement Date	$720,164.00
Third (3rd) anniversary of the Rent Commencement Date	$480,109.33

Upon and as a condition to each such reduction, Tenant shall deliver to Landlord a substitute Letter of Credit, conforming to the requirements hereof, in the sum of the reduced Letter of Credit amount, whereupon Landlord shall surrender to Tenant the Letter of Credit being so replaced within thirty (30) Days; provided, however, that in no event shall the amount of the Letter of Credit hereunder ever be less than $480,109.33. Upon Landlord’s receipt of a substitute Letter of Credit in compliance with Exhibit G, Landlord agrees not to draw upon the Letter of Credit being so replaced. Notwithstanding the foregoing, Tenant acknowledges that upon the occurrence of any monetary or material non-monetary Default of Tenant hereunder, Tenant shall not be entitled to any further reduction in the amount of the Letter of Credit, and Tenant’s Letter of Credit obligation shall not be reduced below its then current level.

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7. Building Services.

7.01 Building Services. Landlord shall furnish Tenant with the following services (the costs of which shall be included in Expenses, except for such costs that are separately metered or check metered for the Premises, all of which separately metered or check metered costs shall be paid by Tenant as provided below): (a) reasonable quantities of hot and cold water for use in the Base Building restrooms and reasonable quantities of cold water for use in the Premises (provided that Landlord shall deliver the Premises in the baseline condition described in Exhibit J attached hereto and with the Base Building Work substantially complete in accordance with the terms and provisions of this Lease); (b) Base Building gas and customary heat and air conditioning in season during the Building Service Hours at such temperatures and in such amounts that are standard in comparable buildings in the Greater Boston area for laboratory, R&D and office space; (c) standard janitorial service for the Common Areas nightly on Business Days (it being acknowledged and agreed that Tenant shall be solely responsible for all cleaning and janitorial services for the Premises per Section 9.01 of this Lease) and the provision of a dumpster at the Building, for the non-exclusive use by Tenant and other Building occupants for disposal of ordinary trash (i.e., non-organic and non-controlled substances that do not constitute Hazardous Materials) (the “Ordinary Trash Dumpster”); (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such reasonable protective services or monitoring systems, if any, as Landlord may from time to time reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. To the extent that any of the foregoing utility services for the Premises are separately metered, Tenant shall timely pay the separate charges for such services directly to the applicable utility company. To the extent that any of the foregoing utility services for the Premises (including, without limitation, air handling units or other HVAC equipment serving the Premises) or any other equipment serving the Premises, whether exclusively or in common, is not metered directly by the utility company to the Premises, Tenant shall pay to Landlord, as Additional Rent, the costs of such utility service (without mark-up) by a separate charge payable by Tenant to Landlord based on evidence from the check-meters installed for the Premises or equipment serving the Premises or, for any portion of the Premises or equipment that from time to time does not have operational check-meters, based on reasonable allocations prepared by Landlord’s building engineer for the space and period in question. As part of the Landlord’s performance of the Initial Tenant Work, Landlord shall, at Landlord’s sole cost and expense, install check meters for the Premises for (i) gas, (ii) chilled water and hot water for HVAC service and (iii) as provided in Section 7.02, for electricity. Landlord shall bill Tenant monthly for such utility charges based on actual check-meter readings and utility rates for the space and period in question, and Tenant shall pay such charges to Landlord within thirty (30) days after receipt of each invoice. If, at Tenant’s request, Landlord, or an affiliated or third party service provider, provides any services that are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 9 below, Tenant shall pay to the applicable service provider the cost of such services. Tenant shall have the right to use the loading dock for Building (including during Tenant’s initial move in to the Premises) on a non- discriminatory basis, subject to any reasonable rules and regulations promulgated by Landlord from time to time with respect to such use, including without limitation, any scheduling protocols. Landlord currently does not charge tenants a fee for loading dock usage; however, if Landlord determines that Tenant is using the loading dock in a manner that violates Landlord’s rules, regulations and protocols, then Landlord reserves the right to employ security detail for any such use by Tenant and Tenant shall pay the actual cost charged by such security vendor from time to time, plus an administrative charge in the amount of twenty percent (20%) of such cost.

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7.02 Tenant Electricity. The Premises shall be check metered for electricity by Landlord as part of the Initial Tenant Work, at Landlord’s sole cost and expense. Landlord shall bill Tenant monthly for such electricity charges based on actual check-meter readings and utility rates for the space and period in question, and Tenant shall pay such charges to Landlord within thirty (30) days after receipt of each invoice. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed the Building’s standard capacity, as reasonably determined by Landlord, based upon the Building standard electrical design load. The Building’s 4000 amp, 480/277 volt electrical service can accommodate lab tenants with an approximate 50-50 split between office and laboratory use within each tenant premises located on the first floor of the Building. The estimated electrical load for lighting, receptacle and ventilation allocated in each tenant premises is 6 va per square foot for office space, and 18 va per square foot for laboratory space.

7.03 Interruption of Services. Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 21.06) or any other cause (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement, except as provided in the next sentence. If the Premises, or a material portion of the Premises, are made untenantable for a period in excess of five (5) consecutive Business Days after written notice thereof from Tenant to Landlord, as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period following such five-(5)-Business-Day period and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated. This Section shall not apply to any Service Failure arising from a casualty event governed by Section 14 below.

7.04 Reservations. Without limiting the generality of the foregoing, Landlord reserves the right from time to time upon advance notice to Tenant to modify components of the access procedures for the Building or other portions of the Property, to change the number of lobby attendants, or to institute, modify, supplement, or discontinue any particular access control procedures or equipment for the Building, whether during or after business hours. Landlord does not warrant or guarantee the effectiveness of any such system or procedures. Tenant expressly disclaims any such warranty, guarantee, or undertaking by Landlord with respect thereto and acknowledges that access controlprocedures from time to time in effect are solely for the convenience of tenants generally and are not intended to secure the Premises or to guarantee the physical safety of any persons in or about the Premises or the Property. Tenant shall be responsible for securing the Premises, including without limitation by Tenant’s installation of access card readers or other security equipment for the Premises in accordance with Exhibit C and/or Section 8 and by restricting or monitoring access into and from the Premises by its employees or other invitees. At the time that any Tenant employee (or other person acting under or through Tenant) who has been issued a Building access card is terminated or otherwise ceases to work at the Premises, Tenant shall retrieve and destroy the Building access card for such person and, in accordance with the Building’s standard procedures, notify the Building’s property manager that such person should be removed from the active list for Building access cards.

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8. Alterations.

8.01 Alterations. Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) in the Premises, without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. “Cable” shall mean and refer to any electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant or any party acting under or through Tenant. Prior to starting work on any Alterations, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if requested by Landlord); names of contractors reasonably acceptable to Landlord (provided that Landlord may reasonably designate specific contractors with respect to Base Building, as may be described more fully below, and provided further that it shall be reasonable for Landlord to require any contractor or subcontractor performing work on or about the Premises or Building to employ union labor and any construction manager utilized by Tenant to be a union-associated construction manager); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming as additional insureds the Landlord, the managing agent for the Building, and such other Additional Insured Parties (as defined in Section 13) as Landlord may designate for such purposes; and any security for performance in amounts reasonably required by Landlord (except that Landlord may only require such security for any Alterations the cost of which is estimated to exceed $250,000.00 and Landlord shall not require any security for the Initial Tenant Work). All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable. Material changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration adversely affects any Building system or Landlord’s ability to perform its obligations hereunder. Tenant shall reimburse Landlord for any third-party expenses incurred by Landlord in connection with the review, inspection, and coordination of Tenant’s plans for Alterations and Tenant’s performance thereof, and pay to Landlord or its managing agent a fee for Landlord’s administrative oversight and coordination of any non-Cosmetic Alterations equal to 2% of the hard costs of such non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, customary AIA completion affidavits, full and final waivers of lien, and any applicable certificate of occupancy for the space affected by such Alterations. Landlord’s approval of an Alteration shall not be deemed to be a representation by Landlord that the Alteration complies with Law or will not adversely affect any Building system. If any Alteration requires any change to the Base Building, any Building system, or any Common Area, then such changes shall be made at Tenant’s sole cost and expense and performed, at Landlord’s election, either by Tenant’s contractor or a contractor engaged by Landlord. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building (defined in Section 5); and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 8.03, to the extent applicable thereto.

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8.02 Liens. Tenant shall not cause or permit any mechanics’ or other liens to be placed upon the Property, the Premises, or Tenant’s leasehold interest hereunder in connection with any work or service done or purportedly done by or for the benefit of Tenant, its subtenants, or any other party acting under or through Tenant (excluding the Initial Tenant Work). Tenant shall give Landlord notice at least thirty (30) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within thirty (30) days after notice from Landlord, shall fully discharge any such lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to timely discharge such lien within such period, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to discharge such lien, including, without limitation, reasonable attorneys’ fees. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

8.03 Leasehold Improvements. All Initial Tenant Work and other leasehold improvements from time to time made in and to the Premises (collectively, “Leasehold Improvements”) shall, except as expressly provided in this Lease, remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, by written notice to Tenant at the time Landlord provides its approval for a proposed Alteration, may require Tenant, at Tenant’s expense, to remove any Leasehold Improvements or other affixed installations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with the baseline condition described in Exhibit J attached hereto (“Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, private baths and showers, vaults, rolling file systems, structural alterations and modifications and any Cable installed by or on behalf of Tenant; provided, however, that, notwithstanding anything to the contrary contained in this Lease, Required Removables shall not include any Initial Tenant Work and Tenant shall not be required to remove any portion of the Initial Tenant Work at the end of the Term. The Required Removables shall be removed by Tenant before the expiration or earlier termination of this Lease in accordance with Section 19.

8.04 Signage. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identifications, suite number and branding at the entrance to the Premises shall be subject to Landlord’s prior written approval in Landlord’s reasonable discretion, and shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Landlord, at its sole cost, shall provide Tenant with Building standard signage on all existing tenant directories at the Building.

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9. Repairs and Maintenance.

9.01 Tenant Obligations. During the Term, Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the non-structural elements of the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises (other than those elements thereof or therein which are Landlord’s express responsibility under this Lease) in good condition and repair, reasonable wear and tear, and damage by Casualty, or taking by eminent domain (which shall instead be governed by Articles 14 and 15 below) excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in Section 8); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving the Premises or any portion thereof, whether such items are installed by Tenant or are currently existing in the Premises (other than the Base Building air handling units outside the Premises, which will be maintained by Landlord); and (g) any Cable. Tenant shall maintain in effect throughout the Term maintenance contracts for any such supplemental air conditioning units or other specialty equipment exclusively serving the Premises and, from time to time upon Landlord’s request, provide Landlord with a copy of such maintenance contract and reasonable evidence of its service record. All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 8.01 above. If Tenant fails to make any repairs to the Premises required to be made by Tenant hereunder for more than thirty (30) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may (but shall not be required to do so) make the repairs, and, within thirty (30) days after demand, Tenant shall pay to Landlord the reasonable cost of the repairs.

Landlord shall have no obligation to provide any cleaning, janitorial or refuse or waste removal services in or to the Premises (other than providing the Ordinary Trash Dumpster pursuant to Section 7.01 above). Tenant shall be responsible, at its sole cost and expense, for providing cleaning and janitorial services to the Premises in a neat and first-class manner consistent with the cleaning standards generally prevailing in comparable buildings in the Greater Boston area for laboratory and office space or as otherwise reasonably established by Landlord in writing from time to time, using an insured contractor or contractors selected by Tenant and reasonably approved in writing by Landlord (it being acknowledged and agreed that it shall be reasonable for Landlord to require a union contractor) and such provider shall not interfere with the use and operation of the Building or Property by Landlord or any other tenant or occupant thereof. Tenant shall also be responsible to arrange for, at Tenant’s sole cost and expense, any waste (including biomedical, hazardous and laboratory waste) and refuse removal services for Tenant’s operations at the Premises. All waste (including biomedical, hazardous and laboratory waste) and refuse removal shall be performed in compliance with applicable environmental Laws using licensed laboratory waste disposal companies. All ordinary trash (i.e., non-organic and non-controlled substances that do not constitute Hazardous Materials) may be stored in the Ordinary Trash Dumpster, but all biomedical, hazardous and laboratory waste and refuse shall be stored in the Premises and shall be removed in compliance with applicable environmental Laws. Tenant shall also cause all extermination of vermin in the Premises or resulting from Tenant’s use of the Premises to be performed by companies reasonably approved by Landlord in writing and shall contract and utilize pest extermination services as reasonably necessary or as reasonably requested by Landlord.

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9.02 Landlord Obligations. Landlord shall keep and maintain in good repair and working order and perform maintenance to keep the same in such condition (a) the structural elements of the Building, including the foundation, exterior walls, structural columns, structural beams and exterior doors; (b) the mechanical (including HVAC), electrical, plumbing, fire/life safety, and all other systems serving the Building tenants in general (but excluding any supplemental air conditioning units, hot water heaters, and similar equipment installed by Tenant, any systems or equipment exclusively serving the Premises and any Cable) and the Base Building (i.e., not supplemental) air handling units that serve the Premises; (c) the Common Areas; (d) the roof of the Building, including the structural aspects thereof; (e) the exterior windows and exterior mullions of the Building; (f) the elevators serving the Building, and (g) the pH Neutralization System. Subject to reasonable wear and tear, and damage by Casualty, or taking by eminent domain (which shall instead be governed by Articles 14 and 15 below), Landlord shall from time to time make repairs for which Landlord is responsible hereunder.

10. Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with at least twenty-four (24) hours’ prior written notice of entry (which may be by email). In connection with any such entry for nonemergency work performed during Building Service Hours, Landlord shall use reasonable efforts, consistent with the operation of a first-class office, lab and R&D building, not to unreasonably interfere with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. Landlord shall not close the Premises during Building Service Hours if the work can reasonably be performed on weekends and/or after Building Service Hours. Any such entry by Landlord shall not otherwise constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, in the event that the Premises is closed or access thereto is completely denied in connection with any such repairs, alterations or additions and not due to Force Majeure, and such prohibited access continues for more than one (1) day, then commencing on the second day of such prohibited access, Rent shall abate for each day that Tenant is prevented from having any access to the Premises due to such work and not due to Force Majeure (it being acknowledged and agreed that there shall be no abatement of Rent so long as Tenant has minimum access to the Premises nor shall there be any abatement of Rent in connection with any Force Majeure). Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided that Tenant makes such representative available when such access is reasonably agreed and provided that such escort does not materially and adversely affect Landlord’s access rights hereunder. Landlord shall use reasonable efforts to comply with Tenant’s reasonable security, confidentiality and safety requirements with respect to entering restricted portions of the Premises; provided, however, that Tenant has notified Landlord of such security, confidentiality and safety requirements reasonably prior to Landlord’s entry into the Premises and provided further that in no event shall Tenant bar or prohibit access by Landlord and its employees, agents and contractors for the performance of the obligations of Landlord or the exercise of the rights of Landlord under this Lease.

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11. Assignment and Subletting.

11.01 Transfers. Except as otherwise provided in Section 11.04 below, Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use all or any portion of the Premises (in each such case, collectively or individually, a “Transfer” to a “Transferee”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed Transferee (a) is a governmental entity or is an existing occupant of the Building, (b) whether or not an existing occupant of the Building, has been in discussions with Landlord regarding the leasing of space within the Building within the preceding six (6) months, (c) is incompatible with the character of occupancy of the Building, as reasonably determined by Landlord, or (d) would subject the Premises to a use which would: (i) violate any exclusive right granted to another tenant of the Building; (ii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or (iii) involve a violation of the Permitted Use clauses of this Lease. Except as permitted under Section 11.04 below, if the entity(ies) that directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, such change of ownership or control (“Change in Control”) shall constitute a Transfer. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 16.01, and shall be voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve the Tenant from any obligation under this Lease, and the Tenant entity originally named in this Lease shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.

11.02 Process. Tenant shall provide Landlord with financial statements for the proposed Transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a copy of the final form of the proposed assignment, sublease, or other Transfer documentation, and such other information as Landlord may reasonably request within ten (10) Business Days after Tenant’s consent request. Within ten (10) Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably acceptable to Landlord; (b) reasonably refuse to consent to the Transfer in writing specifying the reasons therefor; or (c) in the event of a proposed assignment of this Lease or subletting of more than sixty percent (60%) of the Premises for a sublease term for all or substantially all of the remainder of the Term (meaning that the sublease will expire with one (1) year or less remaining in the then lease Term), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Notwithstanding the foregoing, if Landlord recaptures the applicable portion of the Premises, Tenant may elect to rescind its request for Landlord’s consent to an assignment or subletting and nullify Landlord’s recapture by notice to Landlord delivered no later than ten (10) Business Days following receipt of Landlord’s recapture election. Tenant shall pay to Landlord the reasonable costs and attorneys’ fees incurred by Landlord in connection with such requested Transfer not to exceed $5,000.00; provided, however, if neither Tenant nor the proposed Transferee requests any material changes to this Lease or Landlord’s standard form of consent in connection with the proposed Transfer, such costs shall not exceed $1,500.00.

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11.03 Excess Payments. In the event, if any, that (i) all rent and other consideration which Tenant receives as a result of and attributable to Tenant’s actual transfer of its occupancy rights in the Premises exceeds (ii) the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer, then Tenant shall, at Landlord’s election, pay to Landlord an amount equal to fifty percent (50%) of such excess, from time to time on a monthly basis upon Tenant’s actual receipt of such excess; provided that in determining any such excess, Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant in connection with such Transfer, except that any construction costs incurred by Tenant in connection with such Transfer shall be deducted on a straight line basis over the term of the applicable Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04 Permitted Transfers. Tenant may (i) assign this Lease or sublet all or a portion of the Premises to a successor to Tenant by merger, consolidation, or the purchase of all or substantially all of Tenant’s assets or ownership interests or effectuate a Change in Control event (collectively, a “Permitted Successor Entity Transfer”), or (ii) assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), in any event, without the consent of Landlord (each a “Permitted Transfer” and each such transferee a “Permitted Transferee”), provided that all of the following conditions are satisfied: (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least fifteen (15) Business Days before such Transfer, or, if the transfer or transaction is subject to confidentiality restrictions, promptly following the effective date of such assignment or sublease; and (c) if the Transfer is a Permitted Successor Entity Transfer, the Credit Requirement (defined below) must be satisfied. Tenant’s notice to Landlord shall include information and documentation evidencing that the Transfers qualifies as a Permitted Transfer hereunder and that each of the above conditions has beensatisfied. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant and “control” shall mean ownership of fifty percent (50%) or more of the voting shares/rights of the applicable entity. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately preceding the date of the Permitted Transfer, the Net Worth of the successor entity is not less than the greater of (i) Eighty-Seven Million and 00/100 Dollars ($87,000,000.00) or (ii) the Net Worth of Tenant immediately prior to the Transfer. For the purposes herein, “Net Worth” shall be calculated as Total Assets—Total Liabilities—Intangible Assets.

11.05 Prohibited Matters. Without limiting Landlord’s right to withhold its consent to any transfer by Tenant, and regardless of whether Landlord shall have consented to any such transfer, neither Tenant nor any other person having an interest in the possession, use or occupancy of the Premises or any part thereof shall enter into any lease, sublease, license, concession, assignment or other transfer or agreement for possession, use or occupancy of all or any portion of the Premises which provides for rent or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used or occupied, and any such purported lease, sublease, license, concession, assignment or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of all or any part of the Premises.

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11.06 Shared Users. Notwithstanding anything in this Lease to the contrary, provided there does not exist a Default by Tenant hereunder, without being subject to Landlord’s rights and Tenant’s obligations set forth in this Section 11, upon not less than five (5) days’ prior written notice thereof to Landlord, but without Landlord’s consent, Tenant may permit Office Sharing and Lab Sharing (as such terms are hereinafter defined) by any Affiliate of Tenant, any employee of Versant Venture Management, LLC or any Versant Ventures Portfolio Company (collectively, “Shared User(s)”), without the same constituting a subletting within the meaning of this Section. The term “Office Sharing” shall mean the use of the office portions only of the Premises as “desk space” for office uses only and otherwise in compliance with the terms, covenants and conditions of this Lease, not to exceed five (5) “desk spaces” at any given time, and the term “Lab Sharing” shall mean the use of the lab portions only of the Premises as “bench space” for lab uses in compliance with the terms, covenants and conditions of this Lease (including, without limitation, Section 3 of Exhibit F), not to exceed five (5) “bench spaces” at any given time, which “desk spaces” and “bench spaces” shall not be separately demised and shall not have separate means of ingress to or egress from the public corridors of the Building, by Shared User(s) pursuant to a written license or other written occupancy agreement, which agreement, by its express terms, shall be subject and subordinate to this Lease and shall terminate automatically upon the termination of this Lease, and which shall expressly provide that the Shared User shall maintain all applicable licenses and permits required by applicable Laws for such Shared User’s use of the Premises. Tenant shall provide Landlord with a copy of each such license or occupancy agreement together with Tenant’s prior written notice of such Office Sharing and/or Lab Sharing. Tenant agrees to notify Landlord, promptly upon Landlord’s written request therefor from time to time, as to the amount (which shall not exceed five (5) “desk spaces” and/or five (5) “bench spaces” at any given time) and the identities of the Shared User(s) then in occupancy. In no event shall the use of any portion of the Premises by any such Shared User create or be deemed to create any right, title or interest of such Shared User in any portion of the Premises or this Lease, and any such Office Sharing or Lab Sharing shall not give rise to a landlord-tenant relationship between Landlord and any Shared User. Each Shared User shall maintain commercial general liability insurance, naming the Landlord as additional insured, in the amounts and coverages required under Section 13 of this Lease (and shall provide certificates of insurance evidencing the same), and, subject to the waiver set forth in Section 13.04 and except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify and hold Landlord harmless from and against any and all claims, actions, suits, liabilities, losses, damages, costs, charges, attorneys’ fees, and other expenses of every nature and character which

Landlord shall or may sustain or incur by reason of any claim or demand that may be made as a result of, or in any way related to, any Shared User’s use or occupancy of “desk space” and/or “bench space” in the Premises. Under no circumstances shall any persons or entities engaged in Office Sharing or Lab Sharing have any right to exterior Building signage or any separate identification in the elevator lobby or any entrance to the Premises. By reasonable prior written notice provided to Tenant, Landlord shall have the right to impose such additional reasonable rules and regulations as Landlord reasonably deems appropriate in connection with any such Office Sharing or Lab Sharing.

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12. Notices.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices may be sent via e-mail to the e-mail address provided by the other party for notices under this Lease so long as such notice is also simultaneously given pursuant to one of the other foregoing methods of delivery. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) Business Days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

13. Indemnity and Insurance.

13.01 Indemnification. Subject to the waiver set forth in Section 13.04 and except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), and to the maximum extent permitted under applicable law, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (to the extent permitted by applicable Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with (i) any damage or injury occurring in the Premises or (ii) any damage or injury which occurs at or about the Property to the extent caused by the negligence or willful misconduct of Tenant, or its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees and agents (the “Tenant Related Parties”) or any of Tenant’s transferees, contractors or licensees. Subject to the waiver set forth in Section 13.04 and except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord hereby agrees to indemnify, defend and hold Tenant and the Tenant Related Parties harmless from and against any and all Losses for property damage, personal injury or any other matter arising, claimed, charged or incurred against or by Tenant or any of the Tenant Related Parties in connection with or relating to any event, condition, matter or thing which occurs in, at or about the Property to the extent due to the negligence or willful misconduct of Landlord or its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 20) and agents (the “Landlord Related Parties” and together with the Tenant Related Parties, the “Related Parties”). To the maximum extent permitted under applicable Law, except to the extent arising due to the negligence or willful misconduct of Landlord but subject to the waiver set forthin Section 13.04, Tenant hereby waives all claims against and releases Landlord and the Landlord Related Parties from all claims for any injury to or

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death of persons, damage to property or business loss to the extent resulting from (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, or (d) the inadequacy or failure of any security or protective services, personnel or equipment. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

13.02 Insurance. Tenant shall maintain the following coverages in the following amounts throughout the Term (and during any other periods before or after the Term during which Tenant or any Tenant Related Party enters into or occupies all or any portion of the Premises):

(a) Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate and a minimum excess/umbrella limit of $5,000,000.00.

(b) Property insurance covering (i) Tenant’s Property (as defined below), and (ii) any Leasehold Improvements in the Premises, whether installed by or for the benefit of Tenant under this Lease or any prior lease or other agreement to which Tenant was a party or otherwise (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

(c) Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VII and (ii) provide that it shall not be canceled or materially changed in a manner resulting in non-compliance with this Section 13.02 without thirty (30) days’ prior notice to Landlord, except that ten (10) days’ prior notice may be given in the case of nonpayment of premiums. Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s property insurance allocable to any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Term Commencement Date and at least fifteen (15) days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Tenant shall give Landlord at least thirty (30) days’ advance written notice of any cancellation, termination or lapse of insurance.

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Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 13.02, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

Landlord shall maintain all-risk property insurance, including flood insurance, insuring the full replacement cost of the Premises (excluding Tenant-Insured Improvements), the Building, and the Property, including the Common Areas. Landlord shall also carry, during the Term, Commercial General Liability Insurance with respect to the Common Areas, with contractual liability insurance, in a combined single limit of not less than $2,000,000 per occurrence for bodily injury, personal injury and property damage and a minimum excess/umbrella limit of $5,000,000.00.

13.03 Tenant’s Property. All furnishings, fixtures, equipment, and other personal property and effects of Tenant and of all persons claiming through Tenant (including, without limitation, Tenant’s Roof Equipment, as defined in Exhibit F), which from time to time may be on the Premises or elsewhere in the Building or in transit thereto or therefrom (collectively, “Tenant’s Property”) shall be at the sole risk of Tenant to the maximum extent permitted by law and shall be kept insured by Tenant throughout the Term (and during any other periods before or after the Term during which Tenant or any Tenant Related Party enters into or occupies all or any portion of the Premises) at Tenant’s expense in accordance with Section 13.02. Tenant’s Property expressly includes all business fixtures and equipment, including without limitation any security or access control systems installed for the Premises, filing cabinets and racks, removable cubicles and partitions, kitchen equipment, computers and related equipment, raised flooring, supplemental cooling equipment, audiovisual and telecommunications equipment, non-building standard signage, and other tenant equipment installations, in each case including related conduits, cabling, and brackets or mounting components therefor and any connectors to Base Building systems and in each case whether installed or affixed in or about the Premises, in building core areas, or elsewhere in the Building.

13.04 Waiver of Subrogation. Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 13.04, any deductible or self-insured retention with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

14. Casualty Damage.

14.01 Casualty. If all or any portion of the Premises becomes untenantable or all or any material portion of the Building necessary for access to or beneficial use of the Premises shall be damaged by fire or other casualty (collectively a “Casualty”), then Landlord, with reasonable promptness, shall cause a licensed general contractor reasonably selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises (exclusive of Tenant’s Property and the Tenant Insured Improvements) and any Common Areas necessary to provide access to or

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beneficial use of the Premises to substantially their condition prior to the Casualty to the extent reasonably practicable (subject to compliance with Laws) (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to or beneficial use of the Premises cannot be restored to substantially their condition prior to the Casualty to the extent reasonably practicable (subject to compliance with Laws) within two hundred seventy (270) days from the date of the Casualty, then either party shall have the right to terminate this Lease upon written notice to the other within thirty (30) days after Tenant’s receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease in accordance with this Section 14.01 if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within sixty (60) days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged during the last twelve (12) months of the Term; (2) any Mortgagee requires that all or a material portion of the insurance proceeds be applied to the payment of the mortgage debt owed to such Mortgagee; or (3) a material uninsured loss to the Building or Premises occurs. If this Lease is terminated by either party on account of any Casualty as provided in this Article 14, then Tenant shall pay to Landlord (by assignment or otherwise) an amount equal to the insurance proceeds actually received by Tenant under the policy(ies) referred to in Section 13.02(b) on account of the damage to or loss of the Leasehold Improvements in the Premises less a reasonable allocation of Tenant’s actual out-of-pocket third party costs, if any, to adjust and collect such proceeds; however, from any such proceeds actually received by Tenant, Tenant shall be entitled to retain an amount equal to the unamortized portion (amortized over the initial Term on a straight-line basis) of the hard costs paid by Tenant to perform any Alterations (excluding, however, any amounts paid by Landlord to perform the Initial Tenant Work).

14.02 Restoration. If this Lease is not terminated in accordance with Section 14.01, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas necessary to provide access to or use of the Premises (but excluding Tenant’s Property and the Tenant-Insured Improvements), subject to the following provisions. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas as Landlord may reasonably elect. In no event shall Landlord be required to spend more for the restoration of the Premises, Building and Common Areas than the proceeds received by Landlord from Landlord’s insurance policies together with deductibles thereon, provided, however, if Landlord does not elect to fund any such deficiency, Landlord shall promptly notify Tenant and Tenant or Landlord may elect to terminate this Lease. Landlord shall not be liable for any inconvenience to Tenant or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a portion of the Premises is rendered untenantable, inaccessible or unusable, as applicable, as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable, inaccessible or unusable and not used by Tenant; provided, however, the rent abatement period under the preceding sentence shall end on the earlier of ninety (90) days after Landlord has completed Landlord’s restoration work required herein or the date that Tenant recommences business operations from that portion of the Premises. Promptly following the completion of Landlord’s restoration of the Premises, Building and the Common Areas as required herein and notification from Landlord of such completion, or upon notification from Landlord that Tenant may access the Premises for the concurrent performance

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of restoration work by each party, Tenant shall restore the Tenant-Insured Improvements to substantially their condition prior to the Casualty (except for modifications required by Law or otherwise elected by Tenant to reflect Tenant’s business) and in a good and workmanlike manner with reasonable speed and diligence. In no event shall Tenant be required to spend more for the restoration of the Tenant-Insured Improvements than the proceeds received by Tenant from Tenant’s insurance policies or the amount Tenant would have received had Tenant carried the insurance and with limits required in this Lease.

14.03 Tenant’s Additional Termination Right. Notwithstanding the foregoing, if Landlord does not substantially complete the repair and restoration work required to be performed by Landlord as provided in Section 14.02 above within the later of (a) two (2) months after the expiration of the estimated amount of time set forth in the applicable Completion Estimate, and (b) two hundred forty (240) days after the date of the Casualty, as each such period of time shall be extended to the extent of any delays due to Force Majeure or delays caused by any Tenant Related Parties (such extension shall not exceed six (6) months in the aggregate on account of Force Majeure delays), then Tenant may terminate this Lease by written notice thereof to Landlord within thirty (30) days after the expiration of such period of time, as the same may be extended, unless Landlord completes its restoration obligations hereunder within such thirty (30) day period, in which event such termination notice shall be null and void and this Lease shall continue in full force and effect.

15. Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within forty five (45) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Proportionate Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

16. Events of Default.

16.01 Default. In addition to any other Default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for five (5) Business Days after Landlord gives written notice to Tenant of the applicable failure by Tenant to timely pay such portion of the Rent (“Monetary

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Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within thirty (30) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within such thirty-(30)-day period, Tenant shall be allowed additional time (not to exceed an additional ninety (90) days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within such thirty-(30)-day period and diligently pursues the cure to completion; (c) Tenant effects or permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; or (f) if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment is not discharged within ninety (90) days thereafter, or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant under any bankruptcy law or is filed against Tenant and the same shall not be dismissed within ninety (90) days from the date upon which it is filed. In addition, if Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on two (2) separate occasions during any twelve-(12)-month period, any subsequent violation of such provision within such twelve-(12)-month period shall, at Landlord’s option, constitute a Default by Tenant without the requirement of any further notice or cure period as provided above. All notices sent under this Section shall be in satisfaction of, and not in addition to, any notice required by Law.

16.02 Remedies. Upon the occurrence of any Default, Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination, by entry, or by any other means available under Law and may recover possession of the Premises as provided herein. Upon termination by notice, by entry, or by any other means available under Law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of Law to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. Landlord may, without notice, store Tenant’s personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property at public auction or auctions or at private sale or sales after thirty (30) days’ notice to Tenant and apply the net proceeds to the earliest of installments of rent or other charges owing Landlord. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord’s option (the exercise of such option shall be indicated by the inclusion of the words “notice to quit” in such notice), constitute a statutory notice to quit. If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods. Tenant further agrees that it shall not interpose any counterclaim or set-off in any summary proceeding or in any action based in whole or in part on non-payment of Rent, unless Tenant would have no right to commence an independent proceeding to seek to recover on account of such claim.

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16.03 Reimbursement of Expenses. In the case of termination of this Lease pursuant to this Section 16, Tenant shall reimburse Landlord for all reasonable and documented expenses arising out of such termination, including without limitation, all reasonable and documented costs incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys’ fees, costs of litigation and the like); all reasonable and documented expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, tenant allowances, costs of preparing space, and the like); and all of Landlord’s then unamortized costs of any work allowances provided to Tenant for the Premises. The reimbursement from Tenant shall be due and payable promptly after Tenant’s receipt of a reasonably detailed invoice thereof, without regard to whether the expense was incurred before or after the termination.

16.04 Damages. Landlord may elect by written notice to Tenant within one year following such termination to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of rent and additional charges which would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the rent and additional charges payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises. (For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year’s Additional Rent under Section 4 is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association (“AAA”), with a request for arbitration in accordance with the rules of the AAA by a single arbitrator who shall be an MAI appraiser with at least seven (7) years’ experience as an appraiser for first-class office, lab and R&D buildings in the Seaport District. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If and for so long as Landlord does not make the election provided for in this Section 16.04 above, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the excess of the rent which would have been paid in accordance with this Lease (i.e., Base Rent and Additional Rent that would have been payable to be ascertained monthly) over the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord’s reletting expenses described in Section 16.03 which have not been reimbursed by Tenant thereunder).

In lieu of the damages, indemnity, and full recovery by Landlord of the sums payable under the foregoing provisions of this Section 16.04, Landlord may, by written notice to Tenant within six (6) months after termination under any of the provisions contained in Section 16 and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated final damages under this Section 16.04 (excepting any amounts of reimbursement under Section 16.03 with respect to clause (iii) below), an amount equal to (i) the aggregate of the Base Rent and Additional Rent for the twelve-month period ending one year after the termination date (or, if lesser, for the balance of the Term had it not been terminated) if the terms of this Lease had been fully complied with by Tenant, plus (ii) the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination, and minus (iii) the amount of any recovery by Landlord under the foregoing provisions of this Section 16 up to the time of payment of such liquidated damages (but reduced by any amounts of reimbursement under Section 16.03). The amount under clause (i) represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to release the Premises, and other factors.

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Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon a Default by Tenant hereunder. Such obligation to relet the Premises shall be subject to the reasonable requirements of Landlord to lease to high quality tenants on such terms as Landlord may from time to time deem appropriate and to develop the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like, and Landlord shall not be obligated to relet the Premises to any party to whom Landlord or its affiliate may desire to lease other available space in the Building.

16.05 Curative Action. If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right, but not the obligation, to perform any such obligation, with five (5) days’ prior written notice (except in the case of any dangerous condition or emergency, in which case no notice shall be required). Tenant shall reimburse Landlord for the cost of such performance upon demand.

16.06 Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute or law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

16.07 Late Charges and Fees. If Tenant does not pay any Rent when due hereunder, then without notice and in addition to all other remedies hereunder, Tenant shall pay to Landlord an administration fee in the amount of four percent (4%) of the unpaid Rent, plus interest on such unpaid amount at the rate of one and one half percent (1.5%) per month from the date such amount was due until the date paid (which interest, as accrued to date, shall be payable from time to time upon Tenant’s receipt of an invoice thereof); provided, however, in no event shall such interest exceed the maximum amount permitted to be charged by applicable law. Notwithstanding the foregoing, Tenant shall be entitled to a grace period of five (5) days for the first two (2) late payments of Rent in any twelve-(12)-month period prior to the imposition of the foregoing amounts. In addition, Tenant shall pay to Landlord a reasonable fee for any checks returned by Tenant’s bank for any reason.

16.08 Enforcement Costs. Tenant shall pay to Landlord, as Additional Rent, the costs and expenses, including reasonable attorneys’ fees, incurred in enforcing any obligations of Tenant under this Lease with which Tenant has failed to comply.

16.09 General. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy, and each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at law or in equity. Without limiting the generality of the foregoing, in addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by court order of the violation or attempted or threatened violation of any of the provisions of this Lease or of applicable Law or to a decree compelling specific performance of any such provisions.

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17. Limitation of Liability.

17.01 Landlord’s Liability. Tenant agrees from time to time to look only to Landlord’s interest in the Property (including, without limitation, uncollected rent, property insurance, condemnation and sale proceeds prior to distribution thereof, but subject to the rights of any Mortgagee and to Landlord’s right to use any insurance and condemnation proceeds for the purposes of repairing and restoring the Building and the Property) for satisfaction of any claim against Landlord hereunder or under any other instrument related to the Lease (including any separate agreements among the parties and any notices or certificates delivered by Landlord) and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Building (or part thereof which includes the Premises), then from and after each such transfer, so long as such transferee shall have assumed all of Landlord’s obligations as under this Lease, Tenant shall look solely to the interests in the Building of each of Landlord’s transferees for the performance of all of the obligations of Landlord hereunder (or under any related instrument). The obligations of Landlord shall not be binding on any direct or indirect partners (or members, trustees or beneficiaries) of Landlord or of any successor, individually, but only upon Landlord’s or such successor’s interest described above. If Landlord shall refuse or fail to provide any consent or approval for any matter for which Landlord’s consent or approval is required under this Lease or is otherwise requested by Tenant, Landlord shall not be liable for damages as a result thereof, and Tenant’s sole remedy to enforce any alleged obligation of Landlord to provide such consent or approval shall be an action for specific performance, injunction, or declaratory relief.

17.02 Assignment of Rents.

(a) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

(b) In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

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(c) Except as provided in paragraph (b) of this Section 17.02, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder; provided, however, Landlord shall be released only to the extent such successor landlord shall have assumed all of Landlord’s obligations under this Lease. Tenant hereby agrees to enter into such reasonable agreements or instruments as may, from time to time, be requested in confirmation of the foregoing, so long as the same provide that Tenant’s rights hereunder shall continue undisturbed so long as there is no Default of Tenant in existence and continuing.

17.03 Landlord Default. In the event Tenant alleges that Landlord is in default under any of Landlord’s obligations under this Lease, Tenant agrees to give any Mortgagee (as defined in Section 20), by registered mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise), of the address of any such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after written notice thereof by Tenant (provided, if the nature of Landlord’s failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter diligently pursues to cure such failure to completion), such Mortgagee shall have an additional thirty (30) days within which to cure such default, but shall not be obligated to cure such default. If such default cannot be cured within such thirty- (30)-day period, then such Mortgagee shall have such additional time as may be necessary to cure such default, if prior to the end of such thirty-(30)-day period such Mortgagee has commenced and is diligently pursuing such cure or the remedies under the Mortgage necessary for Mortgagee to be able to effect such cure, in which event Tenant shall have no right with respect to such default while such cure and remedies are being diligently pursued by such Mortgagee. Except as may be expressly provided in this Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Base Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease.

17.04 Waiver of Consequential Damages. In no event shall Landlord or any Landlord Related Party ever be liable to Tenant for loss of profits, loss of business, or indirect or consequential damages suffered by Tenant from whatever cause. Notwithstanding anything to the contrary contained in this Lease, except for any liability of Tenant expressly permitted under Article 18 of this Lease, Tenant shall not be liable to Landlord or any Landlord Related Party for any loss of rent, loss of business, indirect or consequential damages incurred by Landlord from any cause whatsoever, including the negligence or fault of any of Tenant or the Tenant Related Parties.

18. Holding Over.

If Tenant fails to surrender all or any part of the Premises at the expiration or earlier termination of this Lease, any such occupancy of all or any part of the Premises after such expiration or termination shall be that of a tenancy at sufferance. Any such occupancy after such expiration or termination shall be subject to all the terms and provisions of this Lease, except that Tenant shall pay an amount for such occupancy (on a per month basis without reduction for partial months during the holdover) equal to the sum of one hundred fifty percent (150%) of the Base

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Rent due for the month immediately preceding the holdover and one hundred percent (100%) of any Additional Rent due for the month immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the expiration or earlier termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition, if as a result of such holdover, Landlord is unable to deliver possession of space to a new tenant or to perform improvements therein fora new tenant due to Tenant’s failure to timely vacate all or part of the Premises, Tenant shall be liable to Landlord for all damages and losses that Landlord suffers from the holdover.

19. Surrender of Premises.

At the expiration or earlier termination of this Lease or Tenant’s right of possession hereunder, Tenant shall remove all Required Removables (if any) under Section 8.03, remove all Tenant’s Property from the Premises, remove all signage installed by or on behalf of Tenant, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, reasonable wear and tear, taking by eminent domain, damage by Casualty and damage and elements of the Premises which Landlord is obligated to repair hereunder excepted. Tenant shall repair any damage caused by the installation or removal of Tenant’s Property or Required Removables or Tenant’s signage. If Tenant fails to remove any of Tenant’s Property or to restore or repair the Premises to the required condition as provided herein upon the expiration of the Term of this Lease (or, as applicable, within two (2) days after any earlier termination of this Lease or Tenant’s right to possession hereunder), then Landlord, at Tenant’s sole cost and expense, shall be entitled, but not obligated, to remove and store Tenant’s Property and/or perform such restoration or repair of the Premises. Landlord shall not be responsible for the value, preservation, or safekeeping of Tenant’s Property, and Tenant shall pay to Landlord, upon demand, the expenses and storage charges so incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, subject to applicable Laws, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

20. Subordination; Estoppel Certificate.

20.01 Subordination to Ground Lease. This Lease is and shall be subject and subordinate to the Amended, Restated and Consolidated Ground Lease between the Massachusetts Port Authority (as ground lessor) (the “Ground Lessor” or the “Authority”), and Landlord, as successor in interest to Boston Harbor Industrial Development LLC (as ground lessee), dated as of March 31, 2010, notice of which is recorded with the Suffolk County Registry of Deeds in Book 46261, Page 23, and filed with the Suffolk Registry District of the Land Court as Document No. 776685 (the “Ground Lease”).

(a) Ground Lessor Consent. Notwithstanding anything to the contrary, Tenant acknowledges that the terms and provisions of this Lease are subject to the prior written consent of Ground Lessor. Accordingly, the effectiveness of this Lease is expressly contingent upon Landlord obtaining Ground Lessor’s consent on or before the date that is sixty (60) days after the Effective Date. Landlord shall use good faith efforts to obtain Ground Lessor’s consent within such sixty (60) day period and shall notify Tenant promptly upon obtaining Ground Lessor’s

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consent. If Ground Lessor disapproves of this Lease, Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other party, whereupon this Lease shall become null and void. If Landlord is unable to obtain Ground Lessor’s consent on or before the date that is sixty (60) days after the Effective Date, then Tenant may terminate this Lease by delivering written notice thereof to Landlord, whereupon this Lease shall become null and void.

(b) Ground Lease Terminates Prior to Lease. In the event the Ground Lease is terminated prior to the termination of this Lease, Ground Lessor, at its option, may require Tenant to attorn to Ground Lessor as landlord and waive any right Tenant has to terminate this Lease, or surrender possession to the Premises as a result of the termination of the Ground Lease, at which time this Lease shall terminate simultaneously with the Ground Lease. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord shall use commercially reasonable efforts to secure for Tenant a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit I (the “NDA”), which may be recorded by Tenant at Tenant’s sole expense. As used in the previous sentence, “commercially reasonable efforts” shall mean that, within five (5) business days after the full execution of this Lease, Landlord shall deliver this Lease to Ground Lessor and request that Ground Lessor execute the NDA, and thereafter Landlord shall diligently pursue and use good faith efforts to obtain the executed NDA from Ground Lessor and shall keep Tenant regularly apprised of Landlord’s progress. If Landlord has not delivered to Tenant the NDA within ninety (90) days after the Effective Date, Tenant shall have the right to terminate this Lease by delivering written notice to Landlord.

(c) Tenant Receives Notice of Landlord Default. In the event Tenant receives notice from Ground Lessor that an “Event of Default” has occurred under the terms of the Ground Lease, Tenant shall thereafter be obligated to pay all Base Rent, Additional Rent and all other sums due hereunder to Ground Lessor or as Ground Lessor may direct.

(d) Compliance with Massachusetts Port Authority’s Non-discrimination and Affirmative Action Requirements. Tenant shall:

(i) Not discriminate against any person, employee, or applicant for employment because of that person’s membership in any legally protected class, including, but not limited to, their race, color, gender, religion, creed, national origin, ancestry, age being greater than forty years, sex, sexual orientation, disability, genetic information, or Vietnam-era veteran status in the use of the Premises, including the hiring and discharging of employees, the provision or use of services, the selection of suppliers and contractors, in the subleasing or refusing to sublease any portion of the Premises or providing or refusing to provide any services or use of any facility. In addition, Tenant its successors in interest, subtenants, licensees, managers, operators, and assigns shall not discriminate against any person, employee, or applicant for employment who is a member of, or applies to perform service in, or has an obligation to perform service in a uniformed military service of the United States, including the National Guard, on the basis of that membership, application or obligation.

(ii) Conspicuously post notices to employees and prospective employees setting forth the Fair Employee Practices Law of the Commonwealth of Massachusetts.

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(iii) Comply with all applicable federal, state and local laws, rules, regulations and orders and the Authority’s rules and orders (provided that, with respect to the Authority’s rules and orders, copies of such rules and orders have been provided to Tenant) pertaining to Civil Rights and Equal Opportunity, including but not limited to Executive Orders 11246 and 11478 as amended, unless otherwise exempt therefrom.

20.02 Subordination to Mortgages. This Lease is and shall be subject and subordinate to the lien of any mortgage(s), deed(s) of trust, deeds to secure debt, ground lease(s) other than the Ground Lease, or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to all renewals, modifications, refinancings, and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from Landlord or a Mortgagee, Tenant shall execute a subordination agreement in favor of the Mortgagee and Tenant in such Mortgagee’s standard form, with such commercially reasonable changes as Tenant may request that are acceptable to Mortgagee for other comparable leases in the Building. As an alternative, any Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. In the event Mortgagee enforces it rights under the Mortgage, Tenant, at Mortgagee’s option, will attorn to Mortgagee or its successor; provided, however, that Mortgagee or its successor shall not be liable for or bound by (i) any payment of any Rent installment which may have been made more than thirty (30) days before the due date of such installment, (ii) any actor omission of or default by Landlord under this Lease (but Mortgagee, or such successor, shall be subject to the continuing obligations of landlord under the Lease arising from and after such succession, but only to the extent of Mortgagee’s, or such successor’s, interest in the Property as provided in Section 17), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to maintain a fitness facility at the Building, if any. Tenant, upon the reasonable request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.

20.03 Modification of Lease. If any Mortgagee requires a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) Business Days following a request therefor. At the request of Landlord or any Mortgagee, Tenant agrees to execute a short form of this Lease and deliver the same to Landlord within ten (10) Business Days following the request therefor.

20.04 Estoppel Certificate. Tenant shall, within ten (10) Business Days after receipt of a written request, execute and deliver a commercially reasonable estoppel certificate addressed to Landlord and any parties reasonably requested by Landlord, such as a current or prospective Mortgagee or purchaser of the Building. Without limitation, such estoppel certificate may include a certification as to the status of this Lease and any particular obligations thereunder, the existence of any defaults, and the amount of Rent that is then due and payable.

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20.05 Tenant Information. Upon Landlord’s request from time to time (but not more than once in any twelve (12) month period, except in connection with a proposed sale, financing or refinancing of the Building, or following a Default, in which cases the foregoing limitation shall not apply), Tenant shall provide to Landlord the financial statements for Tenant that have been most recently prepared by Tenant (typically through the fiscal quarter immediately prior to such request). Financial statements for each fiscal year shall be prepared and certified by a certified public accountant; financial statements for each quarter shall be prepared and certified by Tenant’s chief financial officer. Notwithstanding the foregoing, in no event shall Tenant be required to provide any financial information to Landlord which Tenant does not otherwise prepare (or cause to be prepared) for its own purposes. If requested by Tenant, such financial statements shall be furnished pursuant to a confidentiality agreement in a form reasonably provided by Landlord and reasonably acceptable to Tenant for such purpose.

21. Miscellaneous.

21.01 Measurement of Floor Area. Landlord and Tenant stipulate and agree that the Rentable Floor Area of the Premises originally leased to Tenant shall be conclusively deemed to be as specified in Section 1 and that the Rentable Floor Area of the Building is as specified in Section 1 as of the date hereof. Any change in the Rentable Floor Area of the Premises on account of expansion shall be conclusively deemed to be as specified in any applicable expansion provisions under Exhibit F (if any) or in any amendment hereafter executed by Landlord and Tenant in connection with such expansion (if any). Any other change in the Rentable Floor Area of the Premises on account of casualty, condemnation, or the like shall be determined in accordance with the measurement standard that was originally used to determine the stipulated Rentable Floor Area for the space in question. Any change in the Rentable Floor Area of the Building on account of casualty, condemnation, or the like shall be determined from time to time by Landlord based on area computations supplied by Landlord’s architect, which determinations shall be conclusive. References in this Lease to floor area measurements and square footage shall mean Rentable Floor Area unless the reference explicitly provides otherwise.

21.02 Notice of Lease. Tenant shall not record this Lease. Tenant, at Tenant’s cost and expense, shall be entitled to record a memorandum or notice of lease or other short form lease (each deemed a “notice of lease” hereunder) in accordance with any statutory requirements of the state in which the Building is located, and otherwise subject to Landlord’s reasonable approval regarding the form and substance of the notice of lease, and Landlord agrees to execute and have the same acknowledged and returned to Tenant promptly following Tenant’s request. Tenant shall record all necessary documentation to release such notice of lease of record within thirty (30) days following the earlier to occur of (i) the Term Expiration Date, or (ii) termination of this Lease or Tenant’s right to possession under this Lease. If Tenant fails to have such notice of lease released within such thirty-(30)-day period, Landlord shall be entitled to take all action as is reasonably necessary to cause such notice of lease to be released. In such event, Tenant shall reimburse Landlord for any reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in causing the notice of lease to be released of record. In no event shall such notice of lease set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

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21.03 Governing Law, Etc. This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. This Lease contains all of the agreements and understandings between Landlord and Tenant with respect to the Premises and supersedes all prior writings and dealings between them with respect thereto, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. This Lease may be amended only by a writing signed by all of the parties hereto. The titles are for convenience only and shall not be considered a part of the Lease. Where the phrases “persons acting under Tenant” or “persons claiming under Tenant” or similar phrases are used, such persons shall include subtenants, sub-subtenants, and licensees, and all employees, agents, independent contractors and invitees of Tenant or of such other parties. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. If Tenant is granted any extension option, expansion option, or other right or option, the exercise of such right or option (and notice thereof) must be irrevocable to be effective, time always being of the essence to the exercise of such right or option; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. Unless otherwise stated herein, any consent or approval required hereunder may be given or withheld in the sole absolute discretion of the party whose consent or approval is required. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers, or any relationship other than landlord and tenant. Tenant’s covenants contained in this Lease are independent and not dependent, and Tenant hereby waives the benefit of any statute or judicial law to the contrary. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease. Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises or any other restriction on Tenant’s use (except as expressly provided in this Lease), or any casualty or taking (except as expressly provided in this Lease), or any other occurrence; and no termination or abatement remedy that is not expressly provided for in this Lease for any breach or failure by Landlord to perform any obligation under this Lease shall be implied or applicable as a matter of law.

21.04 Representations. Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant and all beneficial owners of Tenant are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities with whom U.S.persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or any replacement website or other replacement official publication of such list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, known as Executive Order 13224), or other governmental action and Tenant will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

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Landlord represents it is not (a) a person or entity designated by the U.S. Government as a Specially Designated National and Blocked Person, designated on the Sectoral Sanctions Identification List or Foreign Sanctions Evader List, maintained by the U.S. Department of Treasury’s Office of Foreign Assets Control; (b) a person or entity who is otherwise the target of any U.S. economic sanctions program such that a U.S. person or entity cannot deal with or otherwise engage in business transactions involving such person or entity; (c) owned at 50% or higher level, or acting for or on behalf of, any person or entity identified in clause (a) and/or (b) above; or (d) located, domiciled or residing in a country that is the target of any U.S. economic sanctions program such that the entry into this Lease would be prohibited under U.S. law.

21.05 Waiver of Trial by Jury; No Other Waiver. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel. The delivery of keys to Landlord or to Landlord’s property manager shall not operate as a termination of this Lease or a surrender of the Premises.

21.06 Time Periods. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the security deposit or Rent or any amounts to be paid by Landlord pursuant to the express terms of this Lease), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, public health emergencies, epidemics, pandemics, governmental mandates or orders, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

21.07 Transfer of the Property. Landlord shall have the right from time to time to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property and, upon transfer, Landlord shall be released from any further obligations hereunder to the degree that the transferee assumes Landlord’s obligations under this Lease and, in such event, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, to the extent that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease from and after the date of the transfer.

21.08 Submission. The submission of this Lease to Tenant or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease, and no legal obligations shall arise with respect to the Premises or other matters herein unless and until such time as this Lease is executed and delivered by Landlord and Tenant and approved by the holder of any mortgage on the Building having the right to approve this Lease.

21.09 Brokers. Tenant represents that it has dealt directly with and only with the Brokers (described in Section 1) as a broker, agent or finder in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers, agents or finders other than the Tenant’s Broker claiming to have represented Tenant in connection with this Lease. Landlord hereby agrees to pay all brokerage commissions or finder’s

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fees (if any) that may be due to the Brokers in connection with this Lease pursuant to its written agreements, if any, with each such Broker. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, agents or finders other than the Landlord’s Broker claiming to have represented Landlord in connection with this Lease. Any assistance rendered by any agent or employee of Landlord in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

21.10 Survival. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations that accrued prior to or which expressly survive the expiration or termination of this Lease.

21.11 Quiet Enjoyment. This Lease is subject to all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable. Landlord covenants that, provided there is no Default of Tenant in existence and continuing, Tenant shall peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Law, and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so called quiet enjoyment covenant, either express or implied. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

21.12 Reservations. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves to itself any and all rights not specifically granted to Tenant under this Lease. Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate, provided the changes do not materially adversely affect Tenant’s ability to use the Premises for the Permitted Use or reduce the usable square footage of the Premises. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord’s employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, in the event that Landlord closes the Building due to an imminent danger of significant damage to the Building or of personal injury to Landlord’s employees or the occupants of the Building for a reason that is not necessitated by Force Majeure, which closure entirely prevents Tenant from accessing the Premises, then if such prohibited access continues for more than one (1) Business Day, then commencing on the second Business Day of such prohibited access, Rent shall abate for each day that Tenant is prevented from having any access to the Premises due to such closure of the Building by Landlord and not due to Force Majeure (it being acknowledged and agreed that there shall be no abatement of Rent in connection with any Force Majeure or in connection with any Building closure where Tenant has minimum access to the Premises).

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21.13 REIT Provisions. Tenant and Landlord intend that all amounts payable by Tenant to Landlord shall qualify as “rents from real property,” and will otherwise not constitute “unrelated business taxable income” or “impermissible tenant services income,” all within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord determines that there is any risk that any amount payable under this Lease may not qualify as “rents from real property” or will otherwise constitute impermissible tenant services income within the meaning of Section 856(d) of the Code and the Regulations, Tenant agrees to (a) cooperate with Landlord, at no material expense to Tenant, by entering into such amendment or amendments as Landlord deems necessary to qualify all amounts payable under this Lease as “rents from real property,” and (b) permit (and, upon request, to acknowledge in writing) an assignment of the obligation to provide certain services under the Lease, and, upon request, to enter into direct agreements with the parties furnishing such services (which shall include, but not be limited to, a taxable REIT subsidiary of Landlord). Notwithstanding the foregoing, Tenant shall not be required to take any action pursuant to the preceding sentence (including acknowledging in writing an assignment of services pursuant thereto) if such action would result in (i) Tenant incurring more than de minimis additional liability under this Lease, or (ii) more than a de minimis negative change in the quality or level of Building operations or services rendered to Tenant under this Lease. For the avoidance of doubt: (A) if Tenant does not acknowledge in writing an assignment as described in clause (b) above (it being agreed that Tenant shall not unreasonably withhold, condition or delay such acknowledgment so long as the criteria in clauses (i) and (ii) hereinabove are satisfied), then Landlord shall not be released from liability under this Lease with respect to the services so assigned; and (B) nothing in this Section shall limit or otherwise affect Landlord’s ability to assign its entire interest in this Lease to any party as part of a conveyance of Landlord’s ownership interest in the Building.

21.14 Execution. This Lease may be executed by DocuSign or other electronic means, in one or more counterparts and, when executed by each party, shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.

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21.15 Prevailing Party. If any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses reasonably incurred by the other party in enforcing or establishing its rights hereunder through legal proceedings, including, but not limited to, court costs, expert fees and costs and reasonable attorneys’ fees and disbursements.

[Signatures on Following Page]

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Landlord and Tenant have executed this Lease as a sealed Massachusetts instrument in two or more counterparts as of the Effective Date of this Lease set forth above.

LANDLORD:

OPG MP PARCEL OWNER (DE) LLC, a Delaware limited liability company

By:	/s/ Brian Barriero
Name:	Brian Barriero
Title:	Vice President

By:	/s/ Kristen Binck
Name:	Kristen Binck
Title:	Vice President

TENANT:

MONTE ROSA THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Markus Warmuth
Name:	Markus Warmuth
Title:	CEO

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EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Lease Agreement (the “Lease”) by and between OPG MP PARCEL OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and MONTE ROSA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 645 Summer Street, Boston, MA 02210.

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Premises.

[See Attached Plan]

A-1

OXFORD

645 SUMMER STREET - FIRST FLOOR PLAN_NORTH

Jacobs

SCALE:

DATE: 06/01/2020

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EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease Agreement (the “Lease”) by and between OPG MP PARCEL OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and MONTE ROSA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 645 Summer Street, Boston, MA 02210. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1. Payments.

1.1 1 Expenses and Taxes. From and after the Term Commencement Date, Tenant shall pay (a) Tenant’s Proportionate Share of Expenses (defined below), for each calendar year during the Term (“Tenant’s Share of Expenses”), and (b) Tenant’s Proportionate Share of Taxes (defined below) for each Fiscal Year (i.e., a period commencing on July 1st and ending on June 30th) during the Term (“Tenant’s Share of Taxes”). Landlord shall provide Tenant with a good faith estimate of the Tenant’s Share of Expenses for each calendar year and of the Tenant’s Share of Taxes for each Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Landlord’s estimate of both the Tenant’s Share of Expenses and Tenant’s Share of Taxes. If Landlord determines that its good faith estimate of the Tenant’s Share of Expenses or of the Tenant’s Share of Taxes was incorrect by a material amount, Landlord may from time to time provide Tenant with a revised estimate. Commencing with the next monthly installment payment due thirty (30) days after Tenant’s receipt of such revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Tenant’s Share of Expenses by January 1 of a calendar year or the Tenant’s Share of Taxes by July 1 of a Fiscal Year, then Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate and invoice for such amounts. Any overpayment shall be refunded to Tenant within thirty (30) days or credited against the next due future installment(s) of Additional Rent. Appropriate adjustments shall be made for any portion of a year at the beginning or end of the Term or for any year during which changes occur in the percentage of occupancy of the Building or in the Rentable Floor Area to which Landlord furnishes particular services.

1.02 Reconciliation. As soon as is practical (which Landlord shall use reasonable efforts to do within one hundred twenty (120) days) following the end of each (a) calendar year, Landlord shall furnish Tenant with a reasonably detailed statement containing breakdowns for the calculation of the actual Expenses and Tenant’s Share of Expenses for the prior calendar year, and (b) Fiscal Year, Landlord shall furnish Tenant with a reasonably detailed statement containing breakdowns for the calculation of the actual Taxes and Tenant’s Share of Taxes for the prior Fiscal Year. If Tenant desires additional details, Tenant may request such details and/or breakdowns for the calculation of Tenant’s Share of Expenses or Tenant’s Share of Taxes and Landlord shall promptly furnish the same to Tenant. If the estimated Tenant’s Share of Expenses for the prior

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calendar year is more than the actual Tenant’s Share of Expenses for the prior calendar year, or if the estimated Tenant’s Share of Taxes for the prior Fiscal Year is more than the actual Tenant’s Share of Taxes for the prior Fiscal Year, as the case may be, then Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due; provided that, if the Term expires before the determination of the overpayment, then Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Tenant’s Share of Expenses for the prior calendar year is less than the actual Tenant’s Share of Expenses for the prior calendar year, or if the estimated Tenant’s Share of Taxes for the prior Fiscal Year is less than the actual Tenant’s Share of Taxes for the prior Fiscal Year, as the case may be, then Tenant shall pay Landlord, within thirty (30) days after its receipt of the statement and invoice for such amount of Expenses or Taxes, any underpayment for the prior calendar year (for Expenses) or for the prior Fiscal Year (for Taxes), as the case may be. Notwithstanding any dispute concerning any Landlord’s statement, payments shall be made by the parties in accordance with Landlord’s statement at the time and in the manner set forth above, and if necessary there shall be a further adjustment between the parties at the time the dispute is resolved.

2. Property Operating Expenses.

2.01 “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building, the Property and the Industrial Park. It is understood that the Building is part of the Industrial Park and is operated along with all or some of the other portions of the Industrial Park, and that the Expenses for the Building include shared costs and expenses which are allocated among the Building and other portions of the Industrial Park based upon the proportionate usage or benefit derived from the shared facilities (including the Parking Facilities), as reasonably determined by Landlord. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building (including, without limitation, the fair market rental value of any management office located in the Building), provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) costs of accounting and IT services (which shall be equitably prorated between the Building and other buildings or properties to which such services are provided); (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and commercially reasonable deductibles; (h) electricity, gas and other utility costs, except to the extent that such charges are reimbursed to Landlord separately (or paid directly to the utility company) by Tenant or any other tenant, occupant, person or other party; (i) ground lease rent (for purposes hereof “ground lease rent” shall be limited to the Base Rent provided in Section 5.1(a) of the Ground Lease and the District Service Fee provided in Section 5.6 of the Ground Lease and the Infrastructure Improvement Credit shall be credited against the same); and (j) the amortized cost of capital improvements and capital repairs and capital replacements (as distinguished from non-capital repair and replacement parts or components made or installed in the ordinary course of business) that are: (1) reasonably intended to reduce current or future operating expense costs, or (2) required to comply with any Laws that are first effective, or first interpreted to apply to the

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Property after the Term Commencement Date (“Permitted Capital Expenses”). The cost of Permitted Capital Expenses shall be amortized by Landlord over the useful life of the Permitted Capital Expenses or, in the case of a cost saving capital improvement, over the Payback Period (as defined below). The amortized cost of Permitted Capital Expenses may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement or such other items. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from Permitted Capital Expenses to equal the total cost of the Permitted Capital Expenses. Expenses incurred in connection with obtaining LEED certification for the Building shall be capitalized and included in Expenses only to the extent allowed as Permitted Capital Expenses pursuant to the foregoing provisions. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease. If Landlord incurs Expenses for the Building, Property or Industrial Park together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building, Property or Industrial Park and the other buildings or properties.

2.02 Exclusions. Expenses shall not include: (1) the cost of capital improvements, capital repairs or capital replacements (except as expressly set forth above with respect to Permitted Capital Expenses); (2) depreciation; (3) principal and interest payments and other such charges with respect to mortgage and other non-operating debts of Landlord or with respect to the Property; (4) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds, by other tenants (other than through the payment of Expenses) or from any other source; (5) costs in connection with leasing space in the Building or Industrial Park, including brokerage commissions, lease concessions, rental abatements, and construction allowances granted to specific tenants; (6) costs incurred in connection with the sale, financing or refinancing of the Building or the Industrial Park or any portion thereof; (7) fines, interest and penalties incurred due to the late payment of Taxes or Expenses; (8) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (9) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building or the Industrial Park under their respective leases; (10) wages, bonuses and other compensation of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Building vis-a-vis time spent on matters unrelated to the operation and management of the Building; (11) wages, bonuses and other compensation of employees above the grade of general manager (provided that with respect to any general manager or employee that does not devote substantially all of his or her employed time to the Building, such wages, bonuses and other compensation are prorated on a reasonable basis to reflect time spent on the operation and management of the Building vis-a-vis time spent on matters unrelated to the operation and management of the Building); (12) [intentionally deleted]; (13) costs of electricity provided to tenants’ premises, if and to the extent that Tenant is charged for such electricity services under other provisions of this Lease; (14) charitable or political contributions; (15) [intentionally deleted]; (16) the cost of testing, remediation or removal, transportation or storage of Hazardous Materials at the Property (provided that the foregoing shall not relieve Tenant of its obligations with respect to those costs for which Tenant is otherwise responsible pursuant to the terms of this Lease); (17) fines, penalties, or interest resulting from Landlord’s negligence, willful misconduct, violation of law or breach of contract or that of Landlord’s employees, agents,

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or contractors; (18) insurance deductibles in excess of commercially reasonable deductibles; (19) the amount of a judgment or settlement against Landlord which is not covered by the insurance required to be carried by Landlord under this Lease; (20) subject to the terms of Article 7 of the Lease, costs for electricity supplied to tenants’ premises in the Building and all costs of water supplied to tenants’ premises in the Building if and to the extent Tenant’s usage of electricity or water, respectively, is separately metered, check metered or submetered and paid separately by Tenant; (21) any Expenses paid to an affiliate of Landlord to the extent the same is in excess of the reasonable cost of said item or service in an arm’s length transaction; (22) reserves of any kind; (23) Taxes (which shall be payable by Tenant, separate from Expenses, as provided pursuant to the terms of this Lease) and any inheritance, estate, succession, transfer, gift, franchise, corporation, income, gains or profit tax or capital levy and other taxes excluded from the definition of Taxes; (24) management fees in excess of three percent (3%) of Landlord’s net rents at the Property; (25) leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in selling the Building or the Property; (26) legal fees or other expenses incurred in connection with negotiating and enforcing leases, letters, deal memos, letters of intent, subleases and/or assignments with tenants or occupants in the Building, including costs incurred in connection with consents and approvals under leases in the Building; (27) cost of any work or service performed on an extra cost basis for any tenant in the Building or the Property to the extent such work or service is in excess of any work or service Landlord makes available to Tenant or generally to other tenants in the Building at Landlord’s expense; (28) costs incurred in connection with repair, maintenance and replacement of any bathrooms located within the premises of another tenant of the Building to the extent such costs are separately billed; and (29) costs incurred in connection with upgrading the Building to correct any violation of Laws existing as of the Term Commencement Date (provided that the foregoing shall not relieve Tenant of its obligations with respect to any compliance, contest or settlement of any claimed violation of law or requirements of law for which Tenant is responsible under the terms of this Lease).

2.03 Adjustments. If at any time during a calendar year the Building is not at least 95% leased and/or occupied and receiving Landlord services hereunder (or if a service provided by Landlord to tenants of the Building generally is not provided by Landlord to particular tenant(s) due to self-provided services or other circumstances), Expenses that vary based upon the occupancy of the Building shall, at Landlord’s option, be determined as if the Building had been 95% leased and/or occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to tenants occupying 95% of the entire Building) during that calendar year. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy or service levels of the Building and, upon Tenant’s request, Landlord shall provide reasonable documentation of such calculation to Tenant.

3. Property Taxes.

“Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and business improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit

C-4

to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement, or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all commercially reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review, and appeal of tax liabilities. Without limitation, Taxes shall be determined without regard to any “green building” credit and shall not include any income, capital levy, transfer, capital gain, gift, estate, or inheritance tax or any fines, interest or penalties incurred due to the late payment of Taxes (unless such late payment is due to Tenant’s delinquency). If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Proportionate Share of any Tenant’s Share of Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Tenant shall pay Landlord the amount of Tenant’s Proportionate Share of any such increase in the Tenant’s Share of Taxes within thirty (30) days after Tenant’s receipt of a statement from Landlord.

C-5

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease Agreement (the “Lease”) by and between OPG MP PARCEL OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and MONTE ROSA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 645 Summer Street, Boston, MA 02210. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

C.1 Intentionally omitted.

C.2 Landlord’s Work. Landlord shall perform the base building work listed in the “Landlord” column and identified as “Base Building Work” on the Landlord / Tenant Responsibility Matrix attached hereto as Schedule C-1 (the “Responsibility Matrix”), using Building standard materials, quantities and finishes (the “Base Building Work”). In addition, the Initial Tenant Work shall be constructed by Landlord in accordance with, and subject to, the provisions of this Exhibit C. All work to be performed by Landlord under this Paragraph C.2 shall be performed in a good and workmanlike manner and in accordance with all applicable Laws, including without limitation, the Environmental, Health and Safety Laws and the Americans with Disabilities Act. Subject to Force Majeure and Tenant Delays, Landlord shall use reasonable efforts to perform the Base Building Work and the Initial Tenant Work in accordance with the milestone schedule attached hereto as Schedule C-2 (the “Milestone Schedule”). Notwithstanding anything to the contrary, the completion of the Security and AV Wiring (ID #247) and the Data Wiring Rough (ID #249) may be delayed beyond the completion date of October 2, 2020 for both such items as set forth on the Milestone Schedule for up to one week in each instance to October 9, 2020, due to acts or omissions of Tenant without the same constituting a “Tenant Delay” under this Lease.

The “Substantial Completion Date” (for purposes of Section 3.01(b) of the Lease) shall mean the date on which the Landlord has substantially completed the Base Building Work and the Initial Tenant Work. Landlord shall use commercially reasonable efforts to substantially complete the Base Building Work and the Initial Tenant Work on or before the Estimated Term Commencement Date. In the event that the Substantial Completion Date is delayed beyond the Estimated Term Commencement Date (other than due to a Tenant Delay, as defined below), then the “Estimated Term Commencement Date” set forth in Section 1 of the Lease shall be delayed by one day for each day of such delay by Landlord in achieving the Substantial Completion Date. Notwithstanding anything to the contrary contained in this Exhibit C or the Lease, in the event that a Tenant Delay and a Force Majeure delay are occurring on the same date, only one (1) day of delay resulting from such Tenant Delay and Force Majeure delay may be claimed for each such overlapping day.

For purposes hereof, “substantially complete” and “substantial completion” shall mean that the applicable work by Landlord under this Paragraph C.2 has been completed, other than minor punchlist-type items the completion of which will not unreasonably delay or interfere with Tenant’s occupancy of the Premises for the regular conduct of business, as certified in writing by Landlord’s architect, and as evidenced by the issuance of a temporary or permanent certificate of occupancy for the Premises; provided, however, that if such certificate of occupancy cannot be issued due to any work to be performed by Tenant or installation of cabling, furniture, fixtures or equipment to be performed by Tenant, or any other action required of Tenant, then the issuance of a certificate of occupancy shall not be a condition to the occurrence of the Substantial Completion Date or the Term Commencement Date, and the Base Building Work and the Initial Tenant Work shall be deemed substantially complete on the date that the certificate of occupancy would have issued but for the non-completion of such work, installation or action to be performed by Tenant.

Notwithstanding anything to the contrary contained in this Exhibit C or the Lease, Landlord shall deliver to Tenant notice of a Force Majeure delay and/or Tenant Delay within five (5) Business Days after Landlord has actual knowledge of the occurrence of same (except that no notice shall be required in connection with any failure by Tenant to timely comply with any time periods expressly set forth in this Lease). If Landlord fails to deliver to Tenant notice of a Force Majeure delay and/or Tenant Delay within five (5) Business Days after Landlord has actual knowledge of the occurrence of same, the period prior to the delivery of Landlord’s notice of a Force Majeure delay and/or Tenant Delay event will not be counted as a Force Majeure delay and/or Tenant Delay. If Tenant disputes whether such Force Majeure delay and/or Tenant Delay has occurred, such dispute shall be subject to Paragraph C.11 below.

C.3 Landlord’s Construction Documents. Landlord shall prepare the plans and specifications for the Initial Tenant Work (the “Construction Documents”). The Construction Documents shall be consistent with the plan attached hereto as Schedule C-3 (collectively, the “Spec Plan”). Tenant shall respond promptly (and in all events within seven (7) Business Days) to Landlord’s requests from time to time for Tenant’s approval of all construction-related items (e.g., carpet and paint selections) not specified on Schedule C-3.

C.4 Cost of the Base Building Work and Initial Tenant Work. Landlord shall perform the Base Building Work at Landlord’s sole expense. In addition, Landlord shall perform the portions of the Initial Tenant Work listed in the “Landlord” column on the Responsibility Matrix and shown on the Spec Plan, at Landlord’s sole expense. Tenant shall be responsible, at Tenant’s sole cost and expense, for any item of work not listed in the “Landlord” column on the Responsibility Matrix and any item not shown on the Spec Plan.

C.5 Change Orders. Tenant may, from time to time, by written order to Landlord on a form specified by Landlord (“Change Order”), request a change in the Initial Tenant Work shown on the Construction Documents, which requested Change Order shall be subject to Landlord’s approval in Landlord’s sole discretion. If approved by Landlord in its sole discretion, Landlord shall cause the Initial Tenant Work to be performed in accordance with such Change Order, and Tenant shall be solely responsible for all additional costs arising from any Change Order (including, without limitation, as to each such Change Order, the general contractor mark-ups for general conditions and fees and the applicable construction management fee equal to five percent (5.0%) of the total additional costs of such Change Order, including any mark-ups charged by the general contractor, architect or other consultants for Landlord’s managing agent providing such construction management services) (collectively, the “Change Order Costs”). Landlord may from time to time require Tenant to pay the estimated amount of the Change Order Costs to Landlord before performing such Change Order or otherwise within thirty (30) days following receipt of each Landlord’s invoices for each such Change Order.

C.6 Landlord’s Performance of the Work. Landlord shall be deemed authorized to proceed with the Initial Tenant Work shown on the Construction Documents as of the Effective Date, unless Tenant has then requested that Landlord delay the commencement of the Initial Tenant Work, in which event any such timely request (or any subsequent request) by Tenant to delay the work shall be subject to the provisions on Tenant Delay under Paragraph C.10 below. All Initial Tenant Work shall be performed and constructed by Landlord in accordance with the Construction Documents and in a good and workmanlike manner and in compliance with applicable Laws.

No Initial Tenant Work shall be performed except in accordance with the Construction Documents. Landlord may require that the Construction Documents be revised if, in Landlord’s reasonable judgment,(i) the requested work would delay completion of the Base Building Work or the Initial Tenant Work beyond the Estimated Term Commencement Date (unless Tenant acknowledges that such delay shall constitute a Tenant Delay under Paragraph C.10 below), (ii) would increase the cost of operating the Building or performing any other work in the Building (unless Tenant pays such additional costs), (iii) are incompatible with the design, quality, equipment or systems of the Building, or (iv) otherwise do not comply with the provisions of this Lease (including, without limitation, Section 8). Landlord shall not be responsible for any aspects of the design of the Initial Tenant Work with respect to the adequacy of the design for Tenant’s intended use of the Premises.

C.7 Tenant’s Early Access. The Initial Tenant Work to be performed by Landlord under this Exhibit C shall not include the purchase, installation, or testing of any office, conference room, break out rooms, reception and kitchen furniture or any other furniture, personal property, computers or telecommunications equipment, cabling, security or any other specialized business fixtures and equipment or wiring therefor (even if the same may be generally depicted for illustration or space planning purposes on the Construction Documents), all of which shall be Tenant’s responsibility under this Paragraph C.7. Tenant shall have the right to access the Premises sixty (60) days prior to the Substantial Completion Date for the purposes of installing Tenant’s wiring, furniture, equipment, and personal property, provided that any such entry prior to the Substantial Completion Date shall be subject in each case to (i) Landlord’s approval of the schedule and scope of such work (which shall not delay the performance by Landlord of the Base Building Work or the Initial Tenant Work), (ii) Landlord’s approval of Tenant’s contractors or vendors for such work in accordance with Section 8 of the Lease, (iii) Landlord’s receipt from Tenant of copies of all necessary permits for the applicable work by Tenant, if any, and (iv) customary insurance certificates from Tenant’s contractors, subcontractors, and other parties acting under Tenant with respect to the applicable work in accordance with Section 8 of the Lease. Notwithstanding the foregoing, Landlord shall give Tenant at least thirty (30) days’ advance notice of the date that Landlord anticipates closing the walls of the Premises, and Tenant shall have the right to access the Premises to install Tenant’s wiring and cabling prior to such wall closure, subject to the terms and conditions hereof. Tenant shall be responsible for any damage to the Base Building Work or the Initial Tenant Work or the Premises caused by Tenant or its employees, agents, contractors, subcontractors, material suppliers and laborers in connection with such entry. Any entry into the Premises by Tenant (or its contractors, subcontractors, or other parties acting under Tenant) prior to the Substantial Completion Date shall be subject to all of the provisions of the Lease that are applicable to the Premises during the Term, except for the obligation to pay Base Rent, Tenant’s Share of Expenses and Tenant’s Share of Taxes.

C.8 Close-Out of Initial Tenant Work. On a date reasonably specified by Landlord, Landlord and Tenant shall inspect the Initial Tenant Work for the purpose of preparing a list of the punchlist-type items then remaining to be completed (the “Final Punchlist”). Landlord shall submit the Final Punchlist to Tenant, and Tenant shall sign and return the Final Punchlist to Landlord within thirty (30) days after its receipt, noting any items that Tenant reasonably believes should be added thereto. Items shall not be added to the Final Punchlist by Tenant after it is delivered to Landlord. If the Final Punchlist is not timely delivered by Tenant, then the Initial Tenant Work shall be deemed final and complete, and Landlord shall have no further obligation to cause any other Initial Tenant Work to be completed, other than the punchlist items specified in Landlord’s Final Punchlist and the correction of latent defects as provided below. With respect to items on the Final Punchlist not in dispute, Landlord shall cause such items to be completed in a diligent manner during regular business hours, but in a manner that will seek to minimize interruption of Tenant’s use and occupancy. With respect to any disputed Final Punchlist items, Landlord shall cause such items to be completed in like manner, but Landlord may nevertheless reserve Landlord’s rights to require Tenant to pay the costs therefor.

Except for latent defects and uncompleted items of Initial Tenant Work specified in the Final Punchlist, Tenant shall be deemed to have accepted all elements of the Initial Tenant Work on the Term Commencement Date. In the case of a dispute concerning the completion of items of the Initial Tenant Work specified in the Final Punchlist, such dispute shall be subject to Paragraph C.11 below. In the case of latent defects in the Initial Tenant Work appearing after the Term Commencement Date, Tenant shall be deemed to have waived any claim for correction or cure thereof on the earlier of (a) the date thirty (30) days after the date such defect was discovered if Tenant has not then given notice thereof to Landlord or (b) the date fifty one (51) weeks following the Substantial Completion Date if Tenant has not then given notice of such defect to Landlord. With respect to items as to which Tenant has given adequate and timely notice hereunder, Landlord shall, at Landlord’s sole cost and expense, cause Landlord’s contractor so to remedy, repair, or replace any incomplete, defective or malfunctioning aspects of the Initial Tenant Work that materially affect Tenant’s occupancy of the Premises, such action to occur as soon as practicable during normal working hours and so as to avoid any unreasonable interruption of Tenant’s use of the Premises. If timely and adequate notice has been given and if Landlord has other guarantees, contract rights, or other claims against contractors, materialmen or architects, Landlord shall, with regard to any incomplete, defective or malfunctioning aspects of the Initial Tenant Work that materially affect Tenant’s occupancy of the Premises, use reasonable efforts to enforce such guarantees or contract rights. The foregoing shall constitute Landlord’s entire obligation with respect to all incomplete, defective, or malfunctioning aspects of the Initial Tenant Work.

C.9 Authorized Representatives. Tenant hereby designates Paul Hickey (phickey@blackdiamondrea.com) and Vladislav Zarayskiy (vzarayskiy@monterosatx.com) to jointly serve as Tenant’s representative, who shall have full power and authority to act on behalf of Tenant on any matters relating to the Initial Tenant Work (“Tenant’s Authorized Representative”). Tenant may from time to time change Tenant’s Authorized Representative or designate additional Tenant’s Authorized Representative(s) by written notice delivered to Landlord in accordance with the Lease. Landlord hereby designates Nicole Looney (NLooney@oxfordproperties.com) to serve as Landlord’s representative, who shall have full power and authority to act on behalf of Landlord on any matters relating to the Initial Tenant Work (“Landlord’s Authorized Representative”). Landlord may from time to time change Landlord’s Authorized Representative or designate additional Landlord’s Authorized Representative(s) by written notice delivered to Tenant in accordance with the Lease.

C.10 Tenant Delays. Tenant acknowledges that substantial time will be required on its part to provide complete information concerning its requirements to the architect and engineers for the Base Building Work and the Initial Tenant Work, that Tenant must make timely decisions as and when requested hereunder, that time is of the essence to Landlord in causing the Term Commencement Date to occur as early as possible, and that Tenant will cooperate with Landlord to achieve the earliest possible Term Commencement Date. Any delay in the commencement or performance of the Base Building Work or the Initial Tenant Work as a result of any of the following is referred to herein as a “Tenant Delay”:

(i)

any failure by Tenant to timely respond within the above-designated time periods to requests for information necessary to complete the preparation of the Construction Documents or to carry out the Base Building Work or the Initial Tenant Work;

(ii)

any failure by Tenant timely to approve within the above-designated time periods a substitute for any materials, equipment, designs, processes, or products shown on the Construction Documents that are not readily available to Landlord’s contractor to acquire in a timely manner and incorporate into the Initial Tenant Work in the ordinary course without delay,

(iii)	any failure of Tenant to act in a timely manner within the above-designated time periods on any construction-related question or matter,

(iv)	any request by Tenant that Landlord delay the commencement of, or delay or suspend the performance of, any element of the Initial Tenant Work,

(v)

any other act or omission of Tenant or any of their officers, employers, agents, contractors, or equipment vendors, including without limitation under Paragraph C.7 above, that actually causes a delay in the commencement or performance of the Base Building Work and the Initial Tenant Work, or

(vi)	any Change Order that actually causes a delay in the commencement or performance of the Initial Tenant Work, whether or not such requested Order is actually implemented.

For each day of Tenant Delay, the “Substantial Completion Date” shall be deemed to be one day earlier than the actual date thereof, and the Term Commencement Date and Tenant’s obligation to pay Base Rent and additional charges shall be accelerated accordingly under Section 3.01 of the Lease.

C.11 Dispute Resolutions. In the event of a controversy, dispute or claim arising out of, from or relating to the interpretation, performance or breach of the provisions of this Exhibit C whether based on contract, tort, equity or statute and including without limitation disputes concerning entitlement to and exercise of termination rights or default remedies (collectively, a “Dispute”), in each case as between Landlord and Tenant, senior representatives of the parties shall meet and attempt to resolve the Dispute in good faith. If the Dispute is not resolved pursuant to this procedure within thirty (30) days after the commencement of such procedure, then the method of dispute resolution with respect to which either party may choose to avail itself of shall (unless Landlord and Tenant mutually agree in writing otherwise) be arbitration in accordance with this Paragraph C.11.

A Dispute submitted to arbitration hereunder shall be administered by the AAA in accordance with the Commercial Arbitration Rules and the Expedited Procedures (except that the arbitrator shall be bound by the provisions of this Lease and shall not have the power to add to, subtract from, modify or change any of the provisions of this Lease). Unless the parties otherwise agree in writing: (i) the arbitration shall be administered by a single arbitrator, who shall be an attorney who is also a licensed engineer, registered architect, or other construction professional and/or an attorney who specializes in construction disputes; (ii) the arbitration shall be conducted in Boston, Massachusetts; and (iii) the award or decision of the arbitrator shall be in writing, shall be signed by the arbitrator, and shall include a statement regarding the reasons for the disposition of all Disputes submitted to the arbitrator. Each party shall bear its own costs and expenses and an equal share of the arbitrator’s and administrative fees of arbitration, provided, however, the arbitrator shall have the authority to award the prevailing party an amount equal to such party’s actual Dispute resolution costs and expenses incurred in connection with the Dispute, including without limitation reasonable attorneys’ and professionals’ fees. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court in the Commonwealth of Massachusetts. No claims, disputes, controversies or other matters in question arising out of or relating to the Lease, this Exhibit C or the transactions contemplated thereby and hereby, other than Disputes, shall be subject to the arbitration provisions of this Paragraph C.11. Notwithstanding anything to the contrary contained herein, the arbitrator shall have no authority to award extra-contractual damages or remedies for the benefit of either party (i.e., it is the intention of Landlord and Tenant that the arbitrator’s authority be limited to making factual determinations, awarding damages and directing remedies based on the express terms and conditions of this Exhibit C). In the event a dispute resolution under this Paragraph C.11 results in a delay in the Term Commencement Date beyond the Estimated Term Commencement Date, such delay shall constitute a Tenant Delay unless Tenant is the prevailing party in such dispute resolution.

The provisions of this Paragraph C.11 shall not apply to disputes arising under the body of the Lease.

Schedule C-1

Landlord / Tenant Responsibility Matrix

Description	Landlord	Tenant
SITEWORK
Telephone service to main demarcation room from local exchange carrier	X
Domestic sanitary sewer connection to street	X
Lab waste sewer connection to building tenant pH neutralization system, pro-rata R&M and monitoring costs		X
Base building pH neutralization system	X
Roof storm drainage	X
NStar primary and secondary electrical service	X
National Grid gas service	X
Domestic water service to Building	X
Fire protection water service to Building	X
STRUCTURE
Structural enhancements for specific Tenant load requirements		X
Structural framing dunnage above roof for Base Building equipment	X
Structural framing dunnage above roof for Tenant equipment (subject to Landlord review and approval).		X
Framed openings for Base Building utility risers	X
Framed openings for Tenant utility risers in addition to Base Building.		N/A
Miscellaneous metals items and/or concrete pads for Base Building equipment	X
ROOFING
Single ply EPDM roofing system with rigid insulation	X
Roofing penetrations for Base Building equipment/systems	X
Roofing penetrations for Tenant equipment/systems (If Applicable)		X
Walkway pads to Base Building equipment	X
Walkway pads to Tenant equipment (If Applicable)		X
Roofing alterations due to Tenant changes (If Applicable)		X
EXTERIOR
Building exterior consisting of masonry, panels and punched windows	X

Main Building entrances	X
Loading dock	X
COMMON AREAS
Accessible main entrance	X
First floor finished lobby	X
Upper level elevator lobbies on floors with multiple Tenants	X
Core area toilet rooms	X
Janitor’s closets in core areas	X
Primary demarcation room	X
ELEVATORS
Passenger elevator	X
WINDOW TREATMENT
Furnish and install Building standard blinds for all windows - Crestron Charcoal grey e screen 3% catalog #CSF-ESC01-03	X
TENANT AREAS
Perimeter framing and insulation	X
Finishes at inside face of exterior walls	X
Finishes at inside face at Tenant side of core partitions	X
Toilet rooms within Tenant Premises in addition to those provided by base building		X
Electrical closets within Tenant Premises	X

Tel/data rooms for interconnection with Tenant tel/data—Landlord to construct tel/data room and provide a conduit stubbed to such room; however, Tenant shall be responsible for tel/data connection from the demarcation point.

X
Tenant kitchen areas	X
Modifications to core areas to accommodate Tenant requirements		X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, equipment, and buildout.	X
Fixed or movable casework.	X
Laboratory Equipment including but not limited to biosafety cabinets, autoclaves, glasswashers.		X
Shaft enclosures for Base Building systems’ risers	X
The tenant will be allocated a pro-rata share of the allowable limits of Hazardous materials based on a single building control area	X
Freight elevator	X
Freight elevator repair and maintenance	X

FIRE PROTECTION
Fire service entrance including fire department connection, alarm valve, and flow protection	X
Core area distribution piping and sprinkler heads	X
Stair distribution piping and sprinkler heads	X
All run outs, drop heads, and related equipment within Tenant premises	X
Modification of sprinkler piping and head locations to suit Tenant layout and hazard index	X
Specialized extinguishing systems or containment for tenant areas		X
Fire extinguisher cabinets at core areas	X
Fire extinguisher cabinets in Tenant Premises	X
PLUMBING
Domestic water service with backflow prevention and Base Building risers	X
Domestic water distribution within Tenant Premises	X
Core restroom plumbing fixtures compliant with accessibility requirements and anticipated occupancy load.	X
Tenant restroom plumbing fixtures compliant with accessibility requirements (in addition to those provided by the Base Building)		X
Tenant metering and sub-metering at Tenant connection	X
Storm drainage system	X
Sanitary waste and vent service	X
Base building pH neutralization system	X
Lab waste piping from pH neutralization system to tenant space	X
Lab waste and vent pipe distribution within tenant space	X
Hot water generation for core restrooms	X
Non-potable Hot water generation for Tenant use	X
Air compressor system and pipe risers	X
Compressed air pipe distribution in Tenant Premises for specific points of use	X
Lab vacuum system and pipe risers	X
Lab vacuum pipe distribution in Tenant Premises for specific points of use	X
Tepid water generator and pipe risers	X
Tepid water pipe distribution in Tenant Premises	X
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above		X
NATURAL GAS
Natural gas service to Building and piping to Base Building boilers	X

Natural gas service, pressure regulator and meter for Tenant equipment		X
Natural gas piping from Tenant meter to Tenant Premises or Tenant equipment area.		X
Natural gas pipe distribution within Tenant Premises		X
HEATING, VENTILATION, AIR CONDITIONING
HVAC chilled water stubbed within Tenant Premises	X
Chilled water distribution within tenant space		X
Building Management System (BMS) for core area and Landlord infrastructure	X
BMS (compatible with Landlord’s system) within Tenant Premises and Tenant infrastructure	X
HVAC Supply and exhaust consistent with non-lab tenant	X
100% outside air AHU designed to supply approx. 1.5 CFM/USF of the Lab Premises (Lab/Office split of the Premises is anticipated to be 50/50)	X
Office portion of the Tenant Premises will be served by the existing chilled water system with piping to floor based on 1 ton/400 RSF of the Office area (based on Lab/Office split of 50/50).	X
Lab supply air distribution and Office 4-pipe fan coil units and ductwork, and all associated piping.	X
Central Lab Air Exhaust fans and energy recovery unit sections of the Air Handler unit. Sized at 1.5 cfmUSF for the Lab space.	X
Lab exhaust risers from tenant space to lab exhaust fans	X
Lab exhaust distribution ductwork, terminal units, grilles and controls from base building riser ductwork.	X
HVAC hot water, at 150 degree supply water temperature, provided to the Premises for Tenant reheat and fan coil heating, at 45BTU’s/RSF	X
Boiler capacity for hot water reheats at lab and office space	X
Hot water reheat distribution to reheat coils at Tenant space	X
Vertical supply air duct distribution	X
Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.	X
Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within core areas.	X
Roof mounted laboratory exhaust fans for specialty exhaust systems.		X
Vertical exhaust air duct risers for dedicated fume hood or specialty exhaust systems		X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.	X

General Exhaust for Tenant High Hazard Rooms		X
Restroom exhaust for core area restrooms	X
Restroom exhaust for restrooms within Tenant Premises		X
Electric room ventilation system for Base Building electrical closets	X
Electric room ventilation system for electrical closets within Tenant premises		X
Additional/ dedicated cooling for Tenant requirements.		X
ELECTRICAL
Electrical utility service to switchgear in main electrical vault	X
6 W/USF for the 50% of the Premises assumed to accommodate office and 12 WUSF for the 50% of the Premises assumed to accommodate Lab.	X
Distribution of Standby Power from the LL Provided EP Panel to Tenant Premises.	X
Automatic transfer switch and control wiring for standby generator start circuit for Tenant.	X
Optional standby power Generator and transfer switch with sound attenuation		X

Standby Generator for Tenant Use with an allocation of 5 watts/USF of the lab portion of the Premises. Landlord to provide Emergency Panel at a designated area for Tenant to connect to and deliver the Premises.

X
Standby power distribution within Tenant Premises	X
Lighting and power distribution for core areas	X
Lighting and power distribution for Tenant Premises	X
Check Meter for Tenant power	X
Common area life safety emergency lighting/signage	X
Tenant Premises life safety emergency lighting/signage	X
Tenant panels, transformers, etc. in addition to Base Building	X
Tenant UPS system, battery backup, and associated equipment/distribution		X
FIRE ALARM
Base Building addressable fire alarm system with devices in core areas	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system	X
Alteration to fire alarm system to facilitate Tenant program	X
TELEPHONE/DATA
Underground local exchange carrier service to primary demarcation room in basement	X

Tel Data Riser Conduit from demark to each floor	X
Tenant tel/data rooms - Landlord to construct tel/data room and provide a conduit stubbed to such room; however, Tenant shall be responsible for tel/data connection from the demarcation point.		X
Pathways from demarcation room directly into Tenant tel/data rooms		X
Tel/Data cabling from demarcation room Tenant tel/data room.		X
Fiber optic service for Tenant use		X
Tel/data infrastructure including but not limited to servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers		X
Audio visual systems and support		X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed		X
SECURITY
Card access at Building entries	X
Card access into or within Tenant Premises		X

Schedule C-2

Milestone Schedule

[See Attached]

RICHMOND

Oxford Properties
645 Summer St.
Construction Schedule

8/26/20

ID	Indicators	% Com	Task Name	Duration	Start	Finish
1	✓	10...	**Planning**	44 days	Fri 5/15/20	Mon 7/20/20
6	✓	10...	**Budgeting**	54 days	Mon 5/18/20	Mon 8/3/20
12	✓	10...	**Permitting**	45 days	Mon 5/18/20	Tue 7/21/20
16	✓	10...	**Procurement**	57 days	Tue 6/2/20	Thu 8/20/20
33		82%	**MEP Coordination**	47.25 days	Tue 6/23/20	Fri 8/28/20
44		24%	**Long Lead Items/Submittal Review**	112 days	Tue 6/30/20	Thu 12/10/20
90		8%	**Construction**	129 days	Fri 7/24/20	Wed 2/3/21
91	✓	10...	Mobilization	2 days	Fri 7/24/20	Mon 7/27/20
92	✓	10...	UG Plumbing and Wall Layout	3 days	Tue 7/28/20	Thu 7/30/20
93	✓	10...	Sawcutting	5 days	Fri 7/31/20	Thu 8/6/20
94		67%	Underground Plumbing	15 days	Thu 8/13/20	Wed 9/2/20
95		75%	UG Plumbing Pipe Supports	10 days	Thu 8/13/20	Wed 8/26/20
96		0%	Plumbing Inspection	5 days	Thu 9/3/20	Thu 9/10/20
97		0%	Concrete Infill	5 days	Fri 9/11/20	Thu 9/17/20
98		5%	**Fit Out**	124 days	Fri 7/31/20	Wed 2/3/21
99		5%	**Office**	102 days	Fri 8/7/20	Fri 1/8/21

Qtr 3, 2020
Qtr 4, 2020
Qtr 1, 2021
Qtr 2, 2021
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Planning
Budgeting
Permitting
6/2
Procurement
7/24
Mobilization
7/28
UG Plumbing and Wall Layout
7/31
Sawcutting
8/13
Underground Plumbing
8/13
UG Plumbing Pipe Supports
9/3
Plumbing Inspection
9/11
Concrete Infill

Task		External Tasks		Manual Task		Finish-only		Manual Progress			
Split		External Milestone		Duration-only		Deadline					
Milestone		Inactive Task		Manual Summary Rollup		Critical					
Summary		Inactive Milestone		Manual Summary		Critical Split					
Project Summary		Inactive Summary		Start-only		Progress					

Confidential & Proprietary - Do Not Copy

Page 1

RICHMOND

Oxford Properties
645 Summer St.
Construction Schedule

8/26/20

ID	% Comp	Task Name	Duration	Start	Finish
158	6%	**Lab**	120 days	Fri 7/31/20	Thu 1/28/21
208	0%	**Mechanical Space and Rooftop Work**	53 days	Tue 9/22/20	Wed 12/9/20
223	0%	**Office and Lab Tasks**	64 days	Fri 10/9/20	Tue 1/19/21
234	0%	**Final Inspections**	48 days	Mon 11/16/20	Fri 1/29/21
243	0%	Punch List Walk Thru	2 days	Tue 1/19/21	Wed 1/20/21
244	0%	Punch List Completion	10 days	Thu 1/21/21	Wed 2/3/21
245	0%	Certificate of Occupancy	0 days	Fri 1/15/21	Fri 1/15/21
246	0%	**Owner Items**	92 days	Fri 9/4/20	Mon 1/25/21
247	0%	Security and AV Wiring	20 days	Fri 9/4/20	Fri 10/2/20
248	0%	Security and AV Finish - Door Security and Speaker Installation	5 days	Mon 12/21/20	Tue 12/29/20
249	0%	Data Wiring Rough	20 days	Fri 9/4/20	Fri 10/2/20
250	0%	Data Wiring Finish and Connections at Server Room	10 days	Wed 10/21/20	Tue 11/3/20
251	0%	Install Appliances	5 days	Mon 12/21/20	Tue 12/29/20
252	0%	Cubicle Delivery	0 days	Mon 1/4/21	Mon 1/4/21
253	0%	Cubicle Installation	5 days	Tue 1/5/21	Mon 1/11/21
254	0%	Furniture Shop Drawings	0 days	Wed 9/9/20	Wed 9/9/20

Qtr 3, 2020
Qtr 4, 2020
Qtr 1, 2021
Qtr 2, 2021
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
7/31
Lab
9/22
Mechanical Space and Rooftop Work
11/16
Final Inspections
1/19
Punch List Walk Thru
1/21
Punch List Completion
1/15
Certificate of Occupancy
9/4
Security and AV Wiring
12/21
Security and AV Finish - Door Security and Speaker Install
9/4
Data Wiring Rough
10/21
Data Wiring Finish and Connections at Server Room
12/21
Install Appliances
1/4
Cubicle Delivery
1/5
Cubicle Installation
9/9
Furniture Shop Drawings

Task	External Tasks	Manual Task	Finish-only	Manual Progress
Split	External Milestone	Duration-only	Deadline	
Milestone	Inactive Task	Manual Summary Rollup	Critical	
Summary	Inactive Milestone	Manual Summary	Critical Split	
Project Summary	Inactive Summary	Start-only	Progress	

Confidential & Proprietary - Do Not Copy

Page 2

RICHMOND

Oxford Properties
645 Summer St.
Construction Schedule

8/26/20

ID		% Com	Task Name	Duration	Start	Finish
255		0%	Furniture and Chair Installation	5 days	Tue 1/19/21	Mon 1/25/21
256		0%	AV Finish at Conference Room Tables	5 days	Tue 1/19/21	Mon 1/25/21
257		0%	Install Marker and Glass Boards	5 days	Tue 1/12/21	Tue 1/19/21
258		0%	Wall Graphics and Glass Film	5 days	Tue 1/19/21	Mon 1/25/21
259		0%	Lab Equipment Installation	5 days	Tue 1/19/21	Mon 1/25/21
260		0%	Office Computer Installation	2 days	Fri 1/22/21	Mon 1/25/21
261		0%	Hood Certifications	2 days	Wed 1/20/21	Thu 1/21/21

Qtr 3, 2020
Qtr 4, 2020
Qtr 1, 2021
Qtr 2, 2021
May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May
1/19 Furniture and Chair Installation
1/19 AV Finish at Conference Room Tables
1/12 Install Marker and Glass Boards
1/19 Wall Graphics and Glass Film
1/19 Lab Equipment Installation
1/22 Office Computer Installation
1/20 Hood Certifications

Task	External Tasks	Manual Task	Finish-only	Manual Progress
Split	External Milestone	Duration-only	Deadline	
Milestone	Inactive Task	Manual Summary Rollup	Critical	
Summary	Inactive Milestone	Manual Summary	Critical Split	
Project Summary	Inactive Summary	Start-only	Progress	

Confidential & Proprietary - Do Not Copy

Page 3

Schedule C-3

Spec Plan for Initial Tenant Work

[See Attached Plan]

OXFORD

645 Summer Street - 1st Floor Test Fit
NORTH AREA - NEW OPTION

Jacobs
06/16/2020

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date

Tenant
Address

Re:

Commencement Letter with respect to that certain Lease Agreement dated as of ________, 2020, by and between OPG MP PARCEL OWNER (DE) LLC, a Delaware limited liability company, as Landlord, and MONTE ROSA THERAPEUTICS, INC., a Delaware corporation, as Tenant, for 16,748 rentable square feet on the 1ST floor of the Building located at 645 Summer Street, Boston, MA 02210.

Lease Id:

Business Unit Number:

Dear                                          :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and acknowledges:

1. The Term Commencement Date of the Lease is __________________. The Rent Commencement Date of the Lease is __________________. The Substantial Completion Date is __________________

2. The Term Expiration Date of the Lease is __________________.

Please acknowledge the foregoing and your acceptance of possession by signing all 3 counterparts of this Commencement Letter in the space provided and returning two (2) fully executed counterparts to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within thirty (30) days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

Landlord: OPG MP PARCEL OWNER (DE) LLC

By:
Name:
Title:

D-1

Acknowledged and Accepted:

Tenant:	MONTE ROSA THERAPEUTICS, INC.

By:
Name:
Title:
Date:

D-2

EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Lease Agreement (the “Lease”) by and between OPG MP PARCEL OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and MONTE ROSA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 645 Summer Street, Boston, MA 02210. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. On multi-tenant floors, elevator lobby signage identifying each tenant using Building standard graphics shall be installed by Landlord at its expense, provided that any changes to a tenant’s initial elevator lobby signage shall be made by Landlord at such tenant’s expense. All tenant identification and suite numbers at the entrance to the Premises, whether on multi-tenant or single-tenant floors, shall be subject to Landlord’s prior approval in writing and shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys and/or access cards to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys or access cards. All keys and access cards shall be returned to Landlord at the expiration or early termination of the Lease.

6. All contractors, contractor’s representatives and installation technicians performing work in the Building and all third party vendors providing services to tenants or other occupants in the Building(such as special event caterers and liquor providers) shall be subject to Landlord’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed), shall be required to provide customary certificates of insurance (in form and substance reasonably approved by Landlord for the applicable work or service and naming Landlord and other designated parties as additional insureds), and shall comply with Landlord’s standard and reasonable rules, regulations, policies and procedures, which may be revised from time to time upon prior written notice to Tenant. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises. If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s sole discretion.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.

9. Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (a) make or permit any objectionable noises, odors, or vibrations in the Building, or otherwise interfere with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance. Landlord shall not discriminate against Tenant in the enforcement of this rule.

11. No animals, other than any service animals required for particular individuals, shall be brought into the Building or kept in or about the Premises.

12. Subject to the terms and conditions set forth in Exhibit F to this Lease, no inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Subject to the terms and conditions set forth in Exhibit F to this Lease, Tenant shall not, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the reasonable actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent (which consent may be withheld in Landlord’s sole discretion) for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Term Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond the capacity set forth in the Lease. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18. Landlord may from time to time adopt reasonable systems and procedures for the security and safety of the Building and Property, their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building, any photographs or other graphic representations of the Building, or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. The Building is a non-smoking building. Neither Tenant nor its employees, contractors, agents, guests, or invitees shall smoke or permit smoking of (i) any form of tobacco-related products (including, but not limited to pipes, cigars, cigarettes and similar products), (ii) vaporized products via electronic cigarettes (or any similar products and technological evolutions or innovations thereof), or (iii) any other plant-based or synthetic products which emit substances into the air at any time either in the Premises, in any other part of the Building, around the entrances to the Building, or in any other exterior area of the Property. Notwithstanding the foregoing, Landlord may, at its election in its sole discretion from time to time, designate any exterior area of the Property (if any) as a permitted smoking area of tobacco-related products.

21. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23. The Common Area cleaning work of cleaning personnel shall not be hindered by Tenant.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease Agreement (the “Lease”) by and between OPG MP PARCEL OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and MONTE ROSA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 645 Summer Street, Boston, MA 02210. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.	Parking; Amenities.

a.	Parking.

i.

During the Term, Tenant shall have the right to lease from Landlord, and Landlord shall lease to Tenant, or cause the operator (the “Operator”) of the surface parking lot serving the Building (the “Parking Facilities”) to lease to Tenant, nine (9) unreserved parking spaces in the Parking Facilities (the “Spaces”) for the use of Tenant and its employees. The Spaces shall be leased at the rate of $190.00 per unreserved Space, per month, as such rate may be adjusted from time to time (but no more than one (1) time per twelve (12) month period during the Term) to reflect the then current rate for parking in the Parking Facilities, which such rate shall be consistent with parking rates at comparable surface parking lots in the Seaport District in Boston, Massachusetts (the “Seaport District”). If requested by Landlord, Tenant shall execute and deliver to Landlord the standard parking agreement used by Landlord or the Operator in the Parking Facilities for such Spaces.

ii.

No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of unreserved Spaces set forth above.

iii.	Except for particular spaces and areas designated by Landlord or the Operator for reserved parking, all parking in the Parking Facilities shall be on an unreserved, first- come, first-served basis.

iv.

Neither Landlord nor the Operator shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Facilities regardless of whether such loss or theft occurs when the Parking Facilities or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Facilities or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

v.

Landlord or its Operator shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Parking Facilities, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations and all reasonable additions and amendments thereto of which Tenant is given prior written notice.

vi.

Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facilities or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facilities overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

vii.

Landlord or the Operator shall have the right to temporarily close the Parking Facilities or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Facilities. Landlord shall use commercially reasonable efforts to return the affected portion of the Parking Facility to its full use as quickly as reasonably possible.

viii.

Tenant shall not assign, sublease or transfer any of its rights under this Section 1 without the consent of Landlord, other than in connection with a Permitted Transfer pursuant to Article 11 of the Lease.

ix.

Landlord may elect to provide parking cards or keys to control access to the Parking Facilities. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damages cards or keys.

b.

Shuttle Service and Bike Amenities. If and for so long as Landlord, in its discretion, provides the following Building amenities for the shared use of Building occupants (collectively, the “Amenities”): (i) shuttle service between the Building and South Station in Boston (the “Shuttle Service”), (ii) Blue Bike service at the entrance to the Property, and (iii) bike storage racks, Tenant shall have the non-exclusive right to use such Amenities, subject to availability and to any reasonable rules and regulations promulgated by Landlord (including, without limitation, allocation of amenities to various tenants) from time to time with respect thereto and generally applicable to the users thereof of which Tenant is given prior written notice. Landlord shall provide the Shuttle Service for the Building pursuant to a schedule reasonably designated by Landlord. Tenant acknowledges and agrees that the costs and expenses of operating and maintaining the Amenities as applicable shall be included in Expenses. Tenant further acknowledges and agrees that Landlord shall have no obligation to provide or maintain any Amenities; provided, however, that Landlord shall not have the right to discontinue the Shuttle Service unless Landlord determines, in its reasonable business judgment, that the Shuttle Service is not being sufficiently used and it would be economically prudent to discontinue the Shuttle Service, in which event Landlord shall give Tenant at least six (6) months’ advance notice of any permanent discontinuance of the Shuttle Service. Tenant also acknowledges and agrees that Landlord shall have the right to relocate the bike storage racks and to make reasonable modifications thereto as determined by Landlord in its reasonable business judgment based on the then usage thereof.

2. Extension Option. Tenant shall have the option (the “Extension Option”) to extend the Term for one extension term of three (3) years commencing at the expiration of the initial Term (the “Extension Term”). Any extension of the Term shall be applicable to the entire Premises. If Tenant fails timely to exercise the Extension Option, Tenant shall have no further extension rights hereunder. If Tenant timely exercises the Extension Option as provided below, the Term shall be extended for the Extension Term, and Tenant shall pay Base Rent for the Premises during the Extension Term, in accordance with the terms and conditions of Section 4.02 of the Lease, at a Base Rent rate equal to the Fair Market Rent Rate (as defined below) for the Premises for the Extension Term as determined in accordance with the provisions of this Section set forth below (the “Extension Rent Rate”). Time is of the essence with respect to Tenant’s timely exercise of the Extension Option as provided herein. Any notice exercising the Extension Option must be unconditional and irrevocable in order to be effective. Except as set forth herein, Tenant’s lease of the Premises during the Extension Term shall be on all of the terms and conditions in effect for the Premises immediately prior to such extension, except that Tenant shall have no further option to extend the Term after the end of the Extension Term.

The procedures for Tenant to exercise the Extension Option, and for the applicable Extension Rent Rate applicable to the Extension Term to be determined, are as follows:

(a) Tenant’s Exercise Notice. If Tenant wishes to exercise the Extension Option, Tenant shall so notify Landlord in writing no more than fifteen (15) months, and no less than twelve (12) months, prior to the date the initial Term is then scheduled to expire. Failure by Tenant timely to send such written notice under this subparagraph (a) shall constitute an irrevocable waiver of Tenant’s right to extend the Term.

(b) Landlord’s Response. If Tenant timely delivers a notice under subparagraph (a) above, Landlord shall furnish Tenant with Landlord’s estimate of the Extension Rent Rate for the Extension Term no later than thirty (30) days after Landlord’s receipt of Tenant’s notice.

(c) Tenant’s Exercise Notice. If Tenant timely notifies Landlord in writing pursuant to subparagraph (a) above, on or before the date that is ten (10) Business Days after Landlord furnishes its estimate of the Extension Rent Rate to Tenant pursuant to subparagraph (b) above, Tenant shall, by written notice delivered to Landlord, either give Landlord a written notice (i) accepting Landlord’s estimate of the Extension Rent Rate for the Extension Term, or (ii) disputing Landlord’s estimate of such applicable Extension Rent Rate, which notice under clause (ii) shall state Tenant’s estimate of the Extension Rent Rate. Failure timely to give a notice disputing Landlord’s estimate of such applicable Extension Rent Rate shall constitute an acceptance of Landlord’s determination of such applicable Extension Rent Rate.

(d) Confirmatory Instrument. If Tenant shall exercise the Extension Option in accordance with this Section, the provisions of this Section shall be self-operative, but upon request by either party after determination of the Extension Rent Rate for the Extension Term, the parties shall execute an agreement specifying the Extension Rent Rate for the Extension Term and acknowledging the extension of the Term.

(e) Arbitration. If Tenant disputes Landlord’s determination of the Extension Rent Rate under subparagraph (c)(ii) above and the dispute over the Extension Rent Rate is not resolved within thirty (30) days after such dispute notice is delivered, then either party may cause the matter of the Fair Market Rent Rate to be submitted to arbitration as set forth below, by giving notice of such submission to the other party. Each of Landlord and Tenant, within twenty (20) days after notice of such submission to arbitration, shall appoint as an arbitrator a commercial real estate broker with at least seven (7) years’ experience as a broker for first-class office, lab and R&D buildings in the Seaport District, and shall give notice of such appointment to the other party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the other may apply to the Boston Office of the AAA for appointment of such an arbitrator five (5) Business Days after notice of such failure to the delinquent party if such arbitrator has not then been appointed. The two arbitrators shall, within five (5) Business Days after appointment of the second arbitrator, appoint a third arbitrator who shall be similarly qualified. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then either arbitrator on behalf of both may request such appointment from the Boston office of the AAA. The arbitration shall be conducted in accordance with the commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The arbitrators shall be charged to reach a majority written decision in accordance with the standards for Fair Market Rent Rate (as defined in subparagraph (f) below), within thirty (30) days after the third arbitrator is appointed, and if the arbitrators are unable to reach such a majority decision, the Fair Market Rent Rate shall be deemed to be the average of the two closest determinations made and simultaneously issued by the three arbitrators. The arbitrators shall have no authority or jurisdiction to make any other determination of such amount. Each party shall bear the costs of its appointed arbitrator; otherwise, the cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. If the AAA shall cease to provide arbitration for commercial disputes in Boston, the second or third arbitrator, as the case may be, shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of The Commonwealth of Massachusetts. For any period during which the Extension Rent Rate is in dispute hereunder, Tenant shall make payment on account of Extension Rent Rate at the rate estimated by Landlord as the Extension Rent Rate, and the parties shall adjust for overpayments or underpayments within thirty (30) days after the decision of the arbitrators is announced.

(f) Fair Market Rent Rate. The “Fair Market Rent Rate” for the Extension Term shall mean the annual fair market rent per square foot for the Premises, determined for a term coterminous with the Extension Term under the terms of this Lease, as though the Premises were in the condition then existing or in such better condition as such space is required to be maintained hereunder. In making such determination, reference shall be made to lease transactions for comparable office, lab and R&D space in the Building and comparable first-class office, lab and R&D buildings in the Seaport District, and appropriate adjustments to the rent rates in such comparable transactions shall be made for any relevant factors, including, without limitation, the timing of the transaction, the location and condition of the space, the quality of the Building, and any free rent or other tenant concessions. Without limiting the generality of the foregoing adjustments, if the rent rate in a comparable transaction was determined based on a percentage discount to fair market rent, then the amount of such discount shall be disregarded (i.e., added back into the rental rate) for purposes of determining the Fair Market Rent Rate hereunder.

(g) General. Notwithstanding any provision of this Section to the contrary, the Extension Option shall be void, at Landlord’s election, if (i) Tenant is in default hereunder, after any applicable notice and cure periods have expired, at the time Tenant elects to extend the Term or at the time the Term would expire but for such extension, or (ii) any Transfer has occurred under Article 11 of the Lease (other than to any Permitted Transferees. including any Shared User that meets the requirements for a Permitted Transferee under this Lease).

3. Hazardous Materials.

(a) Hazardous Materials. As used herein, the term “Hazardous Materials” shall mean any wastes, materials or substances (whether in the form of liquids, solids, aerosols or gases, and whether or not air-borne), specifically including live organisms, viruses and fungi, medical waste and so-called “biohazard” materials, which are or are deemed to be (i) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, infectious, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state (including, without limitation, Chapter 21E of the General Laws of the Commonwealth of Massachusetts and 780 CMR 307) or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental, Health and Safety Laws (as hereinafter defined); (ii) listed as a chemical known to the Commonwealth of Massachusetts to cause cancer or reproductive toxicity; or (iii) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or an asbestos-containing material, a polychlorinated biphenyl, radioactive material, urea formaldehyde, biohazard material, mold, fungus, virus, living organisms or other medical waste.

(b) Environmental, Health and Safety Laws. In addition to the laws referred to in Section 3(a) above, the term “Environmental, Health and Safety Laws” shall be deemed to include, without limitation, 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 7401 et seq., 42 U.S.C. Section 9601 et seq., the Emergency Planning and Community Right to Know Act (EPCRTKA) 42 U.S.C. § 11001-11050 and all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, Hazardous Materials, air or water quality, air emissions, soil or ground conditions, environmental, health and safety, including, but not limited to, industrial hygiene, soil, water, or environmental conditions or other environmental, health and safety matters of any kind. In addition to the foregoing, Tenant shall comply with all terms, conditions and guidelines contained in all licenses, permits and approvals applicable to Tenant’s laboratory uses and agrees to further acknowledge such agreement to so comply in writing upon request of Landlord.

(c) Use of Hazardous Materials; Licenses; Audit Reports. Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on, from or under the Premises, the Building or the Property by Tenant or any of Tenant’s Parties (individually and collectively, “Hazardous Use”) except for Hazardous Materials which are typically used in the operation of offices or laboratories, provided that such Hazardous Materials are stored, used and disposed of in strict compliance with all applicable Environmental, Health and Safety Laws and will all BSL-2 requirements and protocol, and that subject to the provisions of this Section 3(c), the use, storage, handling, processing or generation of any and all Hazardous Materials shall have been approved in writing by Landlord in advance. Tenant represents and warrants that the list attached hereto as Schedule F-2 is a complete list of all Hazardous Materials and quantities to be used and stored by Tenant in the Premises as of the Term Commencement Date, which list of Hazardous Materials and quantities is hereby approved by Landlord. Tenant shall not use or permit to exist in the Premises any Hazardous Materials other than those listed on Schedule F-2 (the “Permitted Hazardous Materials and Quantities”); provided, however, that, subject to the following provisions of this Section 3, Tenant may make reasonable adjustments to the types of Hazardous Materials and quantities used or stored in the Premises, as required by Tenant’s business operations, so long as:

(i) such types and quantities of Hazardous Materials are materially consistent with the types and quantities of the Permitted Hazardous Materials and Quantities and are necessary to Tenant’s business and are otherwise stored, used and disposed of in strict compliance with all applicable Environmental, Health and Safety Laws; and

(ii) Tenant has obtained and maintains all licenses, permits, registrations and consents required by applicable law (including, without limitation, Environmental, Health and Safety Laws) (collectively, the “Required Permits”) to use or store all such types and quantities of Hazardous Materials in the Premises; and

(iii) Within five (5) days after Landlord’s written request, Tenant shall have provided Landlord with a revised, updated Schedule F-2 reflecting the reasonable adjustments made by Tenant, and which shall constitute a complete list of all Hazardous Materials and quantities used and stored by Tenant in the Premises as of the date of such revised, updated Schedule F-2.

Notwithstanding the foregoing, under no circumstances shall Tenant use or permit to exist in the Premises, or obtain any license, permit, registration or consent from any local, federal or state governmental agency, authority, commission, board or the like (each, a “Governmental Authority”) permitting Tenant to use or store in the Premises, any of the Hazardous Materials or classes thereof listed and/or identified on Schedule F-3 attached hereto.

Tenant shall promptly provide Landlord upon Landlord’s request with copies of any and all licenses, permits, registrations or consents relating to the use, storage or disposal of Hazardous Materials that are obtained, modified or renewed during the Term. In addition, Tenant shall complete a Hazardous Materials audit checklist, in a form reasonably acceptable to Landlord, at least annually or at sooner intervals upon Landlord’s written request if Landlord has reason to believe that Tenant has violated the provisions of this Section 3 or other provisions of the Lease governing Hazardous Materials. In addition, Tenant shall not permit the imposition of any lien by Governmental Authority or other party to secure payment for damages caused by, or the recovery of any costs or expenses for, the cleanup, remediation, investigation, transportation, disposal, release or threatened release of any Hazardous Material. Tenant also shall provide Landlord with prompt written notice in reasonable detail of (i) any release or threatened release at, on, under or from the Premises, Building or Property by Tenant or one of Tenant’s Parties or of which Tenant becomes aware which would reasonably be expected to exceed reportable quantities or give rise to a violation of any Environmental, Health and Safety Laws, or which could result in a legal obligation to investigate or remediate Hazardous Materials pursuant to, Environmental, Health and Safety Laws or any provisions of this Lease; (ii) any notice received by Tenant, or of which Tenant has knowledge, from any Governmental Authority in connection with any such release or any violation of Environmental, Health and Safety Laws, or in connection with the presence or alleged presence of any Hazardous Materials at the Premises, Building or Property; or (iii) any incurrence of expense by any Governmental Authority or other party in connection with the assessment, containment, disposal or removal of any Hazardous Materials located at, on, in, or under, or emanating from the Premises.

Within ten (10) Business Days of Landlord’s request from time to time, Tenant shall provide Landlord with an updated list of all Hazardous Materials, including quantifies used and such other information as Landlord may reasonably request, used or stored by Tenant in the Premises or otherwise in the Property. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental, Health and Safety Laws, all BSL-2 requirements and protocols, Tenant shall, upon written notice from Landlord, no longer have the right to bring such Hazardous Materials into, or use or store such Hazardous Materials in, the Premises, the Building or the Property until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, use, store or dispose of such Hazardous Materials. For the purposes of this Section 3(c), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Premises by Tenant or any of its directors, officers, employees, shareholders, partners, licensees, invitees, agents, contractors or occupants (collectively, “Tenant’s Parties”), whether known or unknown to Tenant, and whether occurring and/or existing during or prior to the commencement of the Term of this Lease.

(d) Compliance. During the Term of this Lease, Tenant, at its sole cost and expense, shall comply with, and shall not be in violation of, any Environmental, Health and Safety Laws.

(e) Inspection and Testing by Landlord. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises and to (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any such inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Landlord, unless it is determined that Tenant is in breach of Section 3 or other provisions of the Lease governing Hazardous Materials, in which case such costs shall be borne by Tenant. Neither any action nor inaction on the part of Landlord pursuant to this Section 3(e) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant’s responsibilities, obligations, and/or liabilities incurred pursuant to Section 3 hereof.

(f) Decommissioning. On or before the date that Tenant, and anyone claiming by, through or under Tenant, vacates the Premises, and on or before the date that Tenant delivers the Premises to Landlord, Tenant shall, to the reasonable satisfaction of Landlord:

(i) cause the Premises to be decommissioned and decontaminated in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, cause the Premises to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation, and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the Premises (including visual inspection, Geiger counter evaluation and airborne and surface monitoring) and found no evidence of residual radioactive materials, radiation above natural background levels, or violation of any Environmental, Health and Safety Laws; and deliver to Landlord the report of a certified industrial hygienist confirming, in substance, that he or she has examined the Premises (including visual inspection, onsite screening and laboratory analysis) and found no evidence that the Premises contains any Hazardous Materials, no building materials or components have been adversely impacted by Hazardous Materials, or is otherwise in violation of any Environmental, Health and Safety Law;

(ii) provide Landlord with a completed and executed decommissioning checklist in the form of Schedule F-4 (the “Laboratory Decommissioning Checklist”),

(iii) decommission all laboratory space in and about the Premises, including without limitation, to the extent required to deliver a complete Laboratory Decommissioning Checklist, and otherwise in accordance with applicable Laws, and to the reasonable satisfaction of Landlord (but solely for purposes of Landlord’s compliance with its contractual obligations to other parties, including without limitation, the Ground Lessor and any Mortgagee) and to the satisfaction of any Governmental Authority involved in the closure,

(iv) terminate all licenses, permits, registrations and consents obtained by Tenant for the use or storage of Hazardous Materials at the Premises,

(v) remove from the Premises and dispose of all universal waste, Hazardous Materials stored in the Premises in compliance with applicable Laws (including, without limitation, all Environmental, Health and Safety Laws),

(vi) decontaminate all surfaces and fixed equipment in the Premises,

(vii) review and remediate and properly dispose of any specific Hazardous Materials that may be associated with any laboratory fixtures used by Tenant in the Premises, and

(viii) provide to Landlord a copy of its most current universal, chemical, radiological and biological waste removal manifests and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the Premises from and after the date that Tenant first took occupancy of the Premises remain in the Premises.

(g) Tenant Indemnification. Subject to the waiver set forth in Section 13.04 of the Lease, Tenant shall indemnify, hold harmless, and, at Landlord’s option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all Losses (including without limitation, any costs of cleanup, remediation, removal and restoration) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant’s Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Section 3, including, without limitation, the Environmental, Health and Safety Laws; (b) any breach of the provisions of this Section 3 by Tenant or any of Tenant’s Parties; or (c) any Hazardous Use on, about or from the Premises of any Hazardous Material approved by Landlord under this Lease. The indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises based upon the circumstances identified in the first sentence of this Section 3(g). The indemnification and hold harmless obligations of Tenant under this Section 3(g) shall survive any termination of this Lease.

(h) Landlord Indemnification. If there exists any levels of Hazardous Materials on or about the Premises as of the Term Commencement Date that are in violation of any Environmental, Health and Safety Laws, then Landlord shall be responsible for the remediation of such pre-existing levels of Hazardous Materials, except to the extent such violation was caused or exacerbated by any act, omission or negligence of Tenant or any of the Tenant Parties, and subject to the waiver set forth in Section 13.04 of the Lease, Landlord shall indemnify, defend and hold Tenant harmless from any and all costs related to such remediation.

4. Roof Rights.

(a) Subject to availability, any existing encumbrances and the terms and conditions hereof, Tenant shall have the right, at no additional usage or occupancy charge (provided, however, that Tenant shall be responsible for any and all costs and fees incurred in connection with preparing the Roof Area for Tenant’s Roof Equipment, including any removal, relocation or modification of existing equipment or facilities to accommodate Tenant’s Roof Equipment), but otherwise subject to the terms and conditions of this Lease, to use certain surface space on the roof of the Building, in a location designated by Landlord and reasonably acceptable to Tenant (the “Roof Area”), for the purpose of installing (in accordance with Article 8), operating and maintaining telecommunications equipment, supplemental backup power devices and supplemental HVAC devices (collectively, the “Tenant’s Roof Equipment”) approved by Landlord.

(b) Tenant shall install Tenant’s Roof Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the provisions of this Lease, including without limitation Article 8. Tenant shall not install or operate Tenant’s Roof Equipment until it receives prior written approval of the plans for such work (including the manner in which the Tenant’s Roof Equipment are attached to the roof of the Building and the manner in which any cables are run to and from the Tenant’s Roof Equipment) in accordance with Article 8. Landlord may withhold approval if the installation or operation of Tenant’s Roof Equipment reasonably would be expected to damage the Base Building. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Tenant’s Roof Equipment. In addition, if required by any governmental approvals or if at any time Landlord, in its reasonable discretion deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Tenant’s Roof Equipment.

Tenant shall engage Landlord’s roofer before beginning any rooftop installations or repairs of Tenant’s Roof Equipment, whether under this Section 4 or otherwise, and shall always comply with any roof warranty governing the protection of the roof and modifications to the roof. Tenant shall use reasonable efforts to obtain a letter from Landlord’s roofer following completion of such work stating that the roof warranty remains in effect, if applicable. Tenant, at its sole cost and expense, shall inspect the Roof Area periodically and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of Tenant’s Roof Equipment. Tenant shall pay Landlord following a written request and invoice therefor, within thirty (30) days after receipt of such invoice, (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the Roof Area and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Roof Equipment.

(c) Tenant agrees that the installation, operation and removal of Tenant’s Roof Equipment shall be at its sole risk. Subject to the waiver set forth in Section 13.04 of the Lease and except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify and defend Landlord and the Landlord Related Parties against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury (except to the extent due to the negligence or willful misconduct of Landlord or a Landlord Related Party) arising out of the installation, use, operation, or removal of Tenant’s Roof Equipment by Tenant or its employees, agents, contractors, or invitees, including any liability arising out of Tenant’s violation of this Section 4. Landlord assumes no responsibility for interference in the operation of Tenant’s Roof Equipment caused by other tenants’ equipment, or for interference in the operation of other tenants’ equipment caused by Tenant’s Roof Equipment. The provisions of this Section 4 shall survive the expiration or earlier termination of this Lease.

(d) Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall (i) remove Tenant’s Roof Equipment from the Roof Area in accordance with the provisions of this Lease and (ii) repair any damage caused by such removal. If Tenant does not remove Tenant’s Roof Equipment when so required, Landlord may remove and dispose of it and charge Tenant for all costs and expenses incurred.

(e) It is understood and agreed that the installation, maintenance, operation and removal of the Tenant’s Roof Equipment and aesthetic screening, if any, is not permitted to damage the Building or the roof thereof, nor interfere with the use of the Building and roof by Landlord. Tenant shall be responsible for any damage to the roof or any other part of the Building caused by Tenant or any of its agents, contractors or representatives in the exercise of Tenant’s rights under this Section 4. If Tenant’s Roof Equipment (i) causes physical damage to the Base Building, (ii) materially interferes with any telecommunications, mechanical or other systems located at or servicing the Building, or (iii) interferes with any other service provided to other tenants in the Building, in each case in excess of that permissible under F.C.C. or other regulations (to the extent that such regulations apply and do not require such tenants or those providing such services to correct such interference or damage), Tenant shall within ten (10) Business Days of notice of a claim of interference or damage cooperate with Landlord or any other tenant or third party making such claim to determine the source of the damage or interference and effect a prompt solution at Tenant’s expense (if Tenant’s Roof Equipment caused such interference or damage).

In the event Tenant disputes in good faith Landlord’s allegation that Tenant’s Roof Equipment is causing a problem with the Building (including, but not limited to, the electrical, HVAC, and mechanical systems of the Building) and/or any other Building tenants’ equipment in the Building, in writing delivered within ten (10) Business Days of receiving Landlord’s notice claiming such interference, then Landlord and Tenant shall meet to discuss a solution, and if within seven (7) days of their initial meeting Landlord and Tenant are unable to resolve the dispute, then the matter shall be submitted to arbitration in accordance with the provisions set forth below.

The parties shall direct the Boston office of the AAA to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator.

The arbitration shall be conducted in accordance with the commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and reasonable attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties.

Within ten (10) days of appointment, the arbitrator shall determine whether or not Tenant’s Roof Equipment is causing a problem with the Building and/or any other Building tenants’ equipment in the Building, and the appropriate resolution, if any. The arbitrator’s decision shall be final and binding on the parties. If Tenant shall fail to implement the arbitrator’s decision within ten (10) days after it is issued (provided, however, if Tenant cannot reasonably complete the implementation of such required actions within such ten-(10)-day period, Tenant shall be allowed additional time as is reasonably necessary to cure such failure so long as Tenant begins the cure within such ten-(10)-day period and diligently pursues the cure to completion), Landlord may at any time thereafter (i) declare a Default and/or (ii) relocate the item(s) of Tenant’s Roof Equipment in dispute in a manner consistent with the arbitral decision.

(f) Based on Landlord’s good faith determination that such a relocation is necessary, Landlord reserves the right to cause Tenant to relocate Tenant’s Roof Equipment located on the roof to comparably functional space on the roof by giving Tenant prior notice of such intention to relocate. Landlord agrees to pay the reasonable cost of moving Tenant’s Roof Equipment to such other space, taking such other steps necessary to ensure comparable functionality of Tenant’s Roof Equipment, and finishing such space to a condition comparable to the then condition of the current location of Tenant’s Roof Equipment. Tenant shall arrange for the relocation of Tenant’s Roof Equipment within ninety (90) days after Landlord’s notice. In the event Tenant fails to arrange for said relocation within the ninety (90) day period, Landlord shall have the right to arrange for the relocation of Tenant’s Roof Equipment at Landlord’s expense.

(g) Tenant agrees that if Landlord makes or plans to make any repairs, alterations, modifications, additions or improvements to the Building (including any repairs or replacement of the roof, other components of the Base Building) that will require an adjustment or modification to the Roof Area or temporary removal of the Tenant’s Roof Equipment in order to perform such work, Landlord shall be responsible, at Landlord’s cost, for the temporary removal and storage of such Tenant’s Roof Equipment and any re-installation thereof in the Roof Area after completion of such work by Landlord. Landlord shall give Tenant at least ninety (90) days’ prior written notice of any request for such removal of the Tenant’s Roof Equipment, except in cases of emergency for which no prior written notice shall be required.

(h) Notwithstanding anything to the contrary herein, the Tenant’s Roof Equipment may be used only in direct support of Tenant’s operations at the Premises, and Tenant shall not be permitted to license or grant other parties the right to use the same, nor shall Tenant allow its service providers to use the Roof Area and/or Tenant’s Roof Equipment to provide services to any other party, or to facilitate the provision of services by any other service provider. Landlord hereby reserves the right to grant roof rights to other tenants or telecommunications service providers from time to time. Tenant shall also cooperate with any uniformly applied reasonable rooftop management policy and any telecommunications management policy which Landlord may implement for the Building of which Tenant is given prior written notice.

Tenant’s rights under this Section 4 are personal to the original Tenant and any Permitted Transferees (including any Shared User that meets the requirements for a Permitted Transferee under this Lease).

5. Shared Generator.

(a) Landlord shall install, at its sole cost and expense, as part of the Base Building Work, a new multi-tenant emergency generator (the “Shared Generator”) for the non-exclusive use of the tenants and other occupants of the first (1st) floor of the Building (collectively, the “First Floor Tenants”). Landlord shall be responsible for the operation, maintenance and repair of the Shared Generator, and each of the First Floor Tenants shall reimburse Landlord, as additional rent, for its proportionate share (based upon the proportion that the Rentable Floor Area of such First Floor Tenant’s premises bears to the total Rentable Floor Area of the first (1st) floor of the Building, which proportionate share for the Premises is 22.33% (16,748 divided by 75,000), provided that Landlord shall have the right to make equitable adjustments in such proportionate shares based upon variances in allocation between office space and lab space in the First Floor Tenants’ premises) of such costs; provided, however, that if replacement of the entire Shared Generator (as opposed to replacement of component parts) is necessary, such replacement shall be performed by Landlord at Landlord’s sole cost.

(b) Landlord shall provide Tenant with a total allowable back-up generator capacity of 33.6 kW for the Premises. Landlord’s sole obligation for providing emergency back-up power or alternative sources of power to Tenant shall be to provide the Shared Generator with not less than the stated capacity thereof as set forth herein.

(c) Notwithstanding Tenant’s non-exclusive right to use the Shared Generator in common with other First Floor Tenants, Tenant hereby acknowledges and agrees that it shall do so at Tenant’s sole risk and Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the Shared Generator should fail to operate properly or as intended or if the quality, character or supply of electrical energy therefrom is changed or is no longer available or suitable for Tenant’s requirements, Tenant hereby holding Landlord harmless for all of such loss, damage and expense.

6. Negative Conditions. In light of the fact that the Premises are in a multi-tenant Building, Tenant shall not perform any act or carry on any practice or operate any machinery or equipment which may injure the Premises or any other part of the Building, or cause any odors or vibrations, or noise (including, but without limitation, the use of grinders), or constitute a nuisance to any other occupant or other persons in the Building, and Tenant shall prevent any odors, smoke, vibration, noise or water from emanating from the Premises and shall prevent the emanation of strong odor, smoke, vibration, noise or water (a “Negative Condition”). In addition to the foregoing, “Negative Conditions” shall include any other objectionable emissions from the Premises for which Landlord has received good faith complaints from other tenants or occupants of the Building on more than two (2) separate occasions or a complaintfrom the police or any other governmental authority having jurisdiction at any time. Upon Landlord’s written notice to Tenant that such a Negative Condition exists, Tenant shall thereafter promptly undertake actions to remedy such Negative Condition (which actions may include the installation, operation, maintenance and inspection of odor, noise, vibration, water and/or smoke control devices, and the establishment of effective control procedures to eliminate such odors, noise, vibration, smoke, or water or other objectionable emissions) within five (5) days following receipt of such notice, or such longer period of time as is reasonably necessary to remedy such Negative Condition so long as Tenant promptly undertakes to remedy any such condition and diligently and continuously pursues such remedy to completion within forty-five (45) days of receipt of such notice from Landlord. Tenant shall cease the activity causing the Negative Condition upon receipt of Landlord’s notice until the Negative Condition has been remedied. The means Tenant uses to prevent such migration may include but not be limited to: (i) operating the HVAC systems, including any special exhaust systems, under negative pressure, (ii) sealing all openings in the demising walls, (iii) providing continuous waterproof base (per Landlord’s criteria) along the demising walls in the showers (if any), kitchen and laboratory areas in the Premises, and (iv) placing machines or equipment in settings of cork, rubber or spring type noise and vibration eliminators. If any such Negative Condition is not so remedied, Landlord may, at its discretion either: (i) cure such Negative Condition and charge Tenant for any cost and expense incurred by Landlord therefor, and Tenant shall then pay such amount as within thirty (30) days after its receipt of an invoice thereof, or (ii) treat Tenant’s failure to remedy such Negative Condition as a Default, entitling Landlord to any of its remedies pursuant to the terms of this Lease.

Schedule F-1

[Intentionally Deleted]

Schedule F-2

INITIAL LIST OF APPROVED HAZARDOUS MATERIALS AND QUANTITIES

[See Attached]

Proposed Chemical Inventory

Product Name	CAS #	QUANTITY	SIZE	# of UNITS
10X Tris/Glycine Buffer	None	1	L	1
10X Tris/Glycine/ SDS Buffer	None	1	L	1
2-mercaptoethanol, >=99%	60-24-2	100	ml	1
2-Propanol	67-63-0	4	L	1
Acetic Acid, Glacial	64-19-7	4	L	1
Acetone	67-64-1	4	L	1
Acetonitrile	75-05-8	4	L	1
Acetonitrile, for HPLC, gradient grade, 99.9% (GC)	75-05-8	4	L	1
Agarose	9012-36-6	100	g	1
Ammonium bicarbonate	1066-33-7	500	g	1
Ammonium sulfate	7783-20-2	500	g	1
Ampicillin, Sodium Salt	69-52-3	5	g	1
Boric Acid	10043-35-3	500	g	1
Calcium chloride solution. tor mol. Bio., 1 M in H2O	None	1	L	1
CHAPS, SigmaUltra. minimum 98% TLC	75621-03-3	1	g	1
CHES >99% titration	103-47-9	25	g	1
Citric acid, 99.5%, A.C.S. reagent	77-92-0	500	g	1
Coomassie Blue	6104-58-1	25	g	1
DH-(*)-Glucose solution	50-99-7	100	ml	5
Diethanolamine, reagent grade >98%	111-42-2	25	g	1
Dimethyl sulfoxide	67-68-5	100	ml	6
D-Mannitol	69-65-8	100	g	1
EDTA. disodium salt dihydrate, crystal	#4040-00	500	g	1
Ethanol	64-17-5	4	L	4
Ethanol, 190 proof, USP/NF	64-17-5	4	L	1
Ethanol, absolute. 200 proof. 99.5%, A.C.S. reagent	64-17-5	500	ml	4
Ethanolamine, >=98%	141-43-5	100	ml	1
Ethidium bromide solution	1239-45-8	10	ml	1
Glycerol, for electrophoresis	56-81-5	1	L	1
Glycine	56-40-6	500	g	1
Guanidine hydrochloride, minimum 99% Cl	50-01-1	100	g	1
HEPES sodium salt	75277-39-3	500	g	1
HEPES solution	7365-45-9	100	ml	4
Hydrochloric acid (10%-33%)	None	1	L	1
Hydrogen peroxide, 50 wL % solution in water	7722-84-1	500	ml	1
Iodoacetic acid sodium salt	305-53-3	25	g	1
Iodoacetic acid, approx. 99%	64-69-7	10	g	1
Isopropyl alcohol (see 2-propanol)
MES hydrate	4432-31-9	25	g	1
MES sodium sail	71119-23-6	100	g	1
Methanol	67-56-1	4	L	1
Mineral Oil, PCR Reagent	8042-47-5	5	ml	1
MOPS, >99.5%	1132-61-2	25	g	1
PBS, 10X liquid concentrate		4	L	2
Phosphoric Acid, 99.999+%	None	100	g	1
Potassium acetate, for molecular biology. >=99%	127-08-2	100	g	1
Potassium carbonate. 99+%. A.C.S. reagent	584-08-7	500	g	1
Potassium Chloride. >=99%	7447-40-7	500	g	1
Potassium phosphate dibasic		500	g	1
Potassium phosphate monobasic solution	none	1	L	1
Sodium bicarbonate	144-55-8	500	g	1

Sodium butyrate, approx. 99%	156-54-7	250	mg	1
Sodium carbonate, SigmaUltra, 99.0%	497-19-8	500	g	1
Sodium Chloride, SigmaUltra, minimum 99.5%	7647-14-5	1	kg	1
Sodium dodecvl sulfate	151-21-3	500	g	1
Sodium Hydroxide Solution	None	500	ml	1
Sodium hydroxide solutions (more than 10% NaOH)	1310-73-2	500	ml	1
Sodium phosphate dibasic	7558-79-4	500	g	1
Sodium phosphate monobasic	7558-80-7	500	g	1
Sodium sulfate, granular, 99+%. A.C.S. reagent	7757-82-5	500	g	1
Sucrose, for molecular biology, 99+%	57-50-1	1	kg	1
Sulfuric Acid, ACS Reagent, 95-98%	7664-93-9	100	ml	1
Trichloroacetic acid, SigmaUltra, minimum 99.0%	76-03-9	100	g	1
Trichloroacetic acid, 99+%, spectrophotometric grade	76-05-1	100	ml	1
Tris Buffered Saline. 10X	None	1	L	4
Tris EDTA Buffer Solution pH 8.0, for molecular biology	None	500	ml	1
Triton X-100	9002-93-1	100	ml	1
Tris Base	77-86-1	500	g	1
Tris hydrochloride, reagent grade	1185-53-1	500	g	1
Trypan Blue Solution, 0.4%, liquid, sterile-filtered	72-57-1	30	ml	2
Tween 20	9005-64-5	250	ml	1
Urea, for molecular biology	57-13-6	500	g	1

FLAMMABLE MATERIAL LIST

Class 1 Flammables

1A - Liquids with a flashpoint < 73°F and a boiling point < 100°F

1B - Liquids with a flashpoint < 73°F and a boiling point at or > 100°F

1C - Liquids with a flashpoint of > 73°F and below 100°F

Chemical Name	Flammable Class	Flashpoint (°F)	Amount in Liters	Amount in Gallons
2-Propanol
Acetone	IB	-4		0.00
Acetonitrile	IB	36		0.00
Ethanol 70%	IB	61		0.00
Isopropanol	IB	53		0.00
Methanol	IB	53		0.00
Solvent waste	IABC

TOTAL CLASS IABC				0.00

Class II Combustibles

Liquids with a flashpoint > 100°F and < 140°F

Chemical Name	Flammable Class	Flashpoint (°F)	Amount in Liters	Amount in Gallons
Acetic Acid	II	102		0.00

TOTAL CLASS II				0.00

Class III Combustibles

IIIA - Liquids with a flashpoint at or > 140°F and < 200°F

IIIB - Liquids with a flashpoint > 200°F

Chemical Name	Flammable Class	Flashpoint (°F)	Amount in Liters	Amount in Gallons
2-Mercaptoethanol	IIIA	165		0.00
Dimethyl sulfoxide	IIIA	190		0.00
Glycerol	IIIA	320		0.00

TOTAL CLASS III				0.00

Corrosives
Product Name	CAS#
Hydrochloric acid (10%-33%)	None
Hydrogen peroxide, 50 wt. % solution in water	7722-84-1
Sodium Hydoxide Solution	None
Sodium hydroxide solutions (more than 10% NaOH)	1310-73-2
Sulfuric Acid, ACS Reagent, 95-98%	7664-93-9
Trichloroacetic acid, SigmaUltra, minimum 99.0%	76-03-9
Trifluoroacetic acid, 99+%, spectrophotometric grade	76-05-1

Compressed Gases	527 CMR 1.0 Table 1.12.8.37(b) Permit Amounts for Compressed Gases								5.5 ft tank = 300 Cu Ft 4 ft tank = 125 Cu Ft 3 ft tank = 80 Cu Ft 2 ft tank = 26 Cu Ft
	Cubic Feet
Gas Name	Type of Gas	Floor 1	Floor 2	Floor 3	Total For Each Gas	Total For Gas Type	Amounts Requiring Permit	Permit Needed?
Nitrogen Gas	Inert and simple asphyxiant				0	0	≥ 6000
Argon Gas					0
CO2					0
Others (Specify)					0
Hydrogen Gas	Flammable				0	0	≥ 200
Propane Gas					0
Others (Specify)					0
Oxygen Gas	Oxidizing including oxygen				0	0	≥ 504
Others (specify)					0

Cryogens	527 CMR 1.0 Table 1.12.8.37(c) Permit Amounts for Cryogens

		Gallons
Gas Name	Type of Cryogen	Floor 1	Floor 2	Floor 3	Total For Each Cryogen	Total For Type	Amounts Requiring Permit (Indoor)	Amounts Requiring Permit (Indoors)	Amounts Requiring Permit (Outdoors)	Permit Needed ?
Liquid Nitrogen	Non Flammable				0	0	> 60	> 500
Others (Specify)					0
Others (Specify)					0

Schedule F-3

PROHIBITED HAZARDOUS MATERIALS

1) Selected biological agents and toxins (Select Agents) as defined by the Federal Select Agent Program (http://www.selectagents.gov/) which have the potential to pose a severe threat to public, animal or plant health or to animal or plant products and require registration to possess, use or transfer. Select Agents are regulated under 7CFR Part 331, 9 CFR Part 121 and 42 CFR Part 73, and may also be regulated by the City of Boston.

2) Chemicals that present a high level of security risk under the April 2007 Department of Homeland Security—Chemical Facilities Anti-Terrorism Standards (CFATS) regulation (http://www.dhs.gov/identifying-facilities-covered-chemical-security-regulation), that are at or above the applicable Screening Threshold Quantity.

3) The following chemicals:

Perchloric Acid

Picric Acid

Pyrophoric Material: As defined in 780 CMR as a chemical with an auto ignition temperature in air, at or below a temperature of

130°F (54.4°C).

Oxidizer Class 3: As defined in 780 CMR as an oxidizer that will cause a severe increase in the burning rate of combustible materials with which the oxidizer comes in contact or that will undergo vigorous self-sustained decomposition due to contamination or exposure to heat.

Toxic Gas: As defined in 527 CMR as a gas that has a median lethal concentration (LC50) in air of more than 200 parts per million, but not more than 2,000 parts per million by volume of gas or vapor, or 2 milligrams per liter but no more than 20 milligrams per liter of mist, fume, or dust, when administered by continuous inhalation for 1 hour (or less if death occurs within 1 hour) to albino rats weighing between 0.44 lb and 0.66 lb (200 and 300 grams) each.

Corrosive Gas: As defined in 527 CMR as a gas that causes visible destruction of or irreversible alterations in living tissue by chemical action at the site of contact.

4) Radioactive Materials and Devices: as regulated in 105 CMR 120 Radiation Control Program.

5) Explosive Materials: as defined in 18 USC 841(c) of the Federal explosives statutes in United States Code, CHAPTER 40—IMPORTATION, MANUFACTURE, DISTRIBUTION AND STORAGE OF EXPLOSIVE MATERIALS.

6) Oxidizer Class 4: As defined in 780 CMR as an oxidizer that can undergo an explosive reaction due to contamination or exposure to thermal or physical shock. Additionally, the oxidizer will enhance the burning rate and is capable of causing spontaneous ignition of combustibles.

7) Organic Peroxides: As defined in 780 CMR.

Unclassified detonable: Organic peroxides which are capable of detonation. These peroxides present an extremely high explosion hazard through rapid explosive decomposition.

Class I: Class I organic peroxides are capable of deflagration, but not detonation. These peroxides present a high explosion hazard through rapid decomposition.

8) Unstable (reactive) materials: As defined in 780 CMR.

Class 4: Materials that in themselves are readily capable of detonation or explosive decomposition or explosive reaction at normal temperatures and pressures. This class includes, among others, materials that are sensitive to localized thermal or mechanical shock at normal temperatures and pressures.

Class 3: Materials that in themselves are capable of detonation or explosive decomposition or explosive reaction, but that require a strong initiating source or that must be heated under confinement before initiation. This class includes, among others, materials that are sensitive to thermal or mechanical shock at elevated temperatures and pressures.

9) Water-reactive materials: As defined in 780 CMR.

Class 3: Materials which react explosively with water without requiring heat or confinement.

10) Cryogenic liquids (flammable or oxidizing): As defined in 780 CMR as any liquid that has a boiling point below -200°F (-129°C).

11) Highly Toxic Gas: As defined in 527 CMR as a chemical that has a median lethal concentration (LC50) in air of 200 parts per million by volume or less of gas or vapor, or 2 milligrams per liter or less of mist, fume, or dust, when administered by continuous inhalation for 1 hour (or less if death occurs within 1 hour) to albino rats weighing between 0.44 lb and 0.66 lb (200 and 300 grams) each.

12) Unstable (reactive) gas: As defined in 527 CMR as a gas that, in the pure state or as commercially produced, will vigorously polymerize, decompose, or condense; become self-reactive; or otherwise undergo a violent chemical reaction under condition of shock, pressure, or temperature.

13) Pyrophoric gas: As defined in 527 CFR as a gas with an auto ignition temperature in air, at or below a temperature of 130°F (54.4°C).

Schedule F-4

Tenant Laboratory Decommissioning Checklist

Tenant Name:                                                          Tenant Location:

Waste Management

If you used and/or stored the following materials, please put a “✓” in the “used and/or stored” box. Indicate the disposal vendor and date of final removal from the laboratory.

Item	Used and/or Stored	Disposal Vendor Name	Removal Date
Hazardous (Chemical) Waste
Gas Cylinders
Biological Waste and Sharps
Animal Carcasses and Waste
Radioactive Waste
Controlled Substances
Select Agents

Permits and Licenses

If you possessed any of the following permits and/or licenses, please put a “✓” in the “Applicable” box. Indicate the date you requested termination of the permit or license, and whether confirmation has been received from the regulatory agency.

Permit or License	Regulatory Agency	Applicable?	Date of Termination Request	Confirmation from Regulator Received?
Recombinant DNA Permit	City of Boston
Biosafety Permit	City of Boston
Laboratory Animal Use Permit	City of Boston
Flammables Permit	City of Boston
Wastewater Discharge Permit	Massachusetts Water Resources Authority

Hazardous Waste Generator ID#	Massachusetts Department of Environmental Protection
Radiation Control License	Massachusetts Department of Public Health
Controlled Substances Registration	Massachusetts Department of Public Health & United States Drug Enforcement Agency
SelectAgent Registration	United States / Department of Agriculture or Homeland Security

Laboratory Decontamination Survey

Were all fixed surfaces in the laboratory such as benches, fume hoods, sinks, cold rooms and warm rooms decontaminated with a disinfectant or other efficacious decontaminant?	YES	NO
If “YES”, briefly describe the decontaminants used, specific to the hazardous materials in use and storage in the laboratory.
Did you use any mercury-containing equipment such as thermometers, or elemental mercury?	YES	NO
If “YES”, briefly describe:
If “YES”, have you had the sink traps tested for mercury contamination? If “YES”, attach results.	YES	NO
If the results of the mercury test indicated the presence of mercury, did you have it removed and decontaminated? If “YES”, attach documentation.	YES	NO
Did you use any perchlorates in the chemical fume hoods?	YES	NO
If “YES”, indicate the location of the fume hood(s):
If “YES”, have you had the fume hood(s) tested for perchlorate residues? If “YES”, attach results.	YES	NO
If the results of the perchlorate test indicated the presence of residues, did you have the fume hood and associated ductwork decontaminated? If “YES”, attach documentation.	YES	NO
Is there any equipment remaining in the laboratory that will not be removed, such as but not limited to biosafety cabinets, incubators, or freezers?	YES	NO

If “YES”, briefly describe the equipment and the methods used to decontaminate the equipment:
During the lease period, was there ever a chemical spill in the laboratory?	YES	NO
If “YES”, please provide information on the material and quantity involved in the spill, and approximate date of the spill:

Print Name of Person Completing This Form:

Print Name of Company Officer:

Signature of Company Officer:

Date:

EXHIBIT G

LETTER OF CREDIT REQUIREMENTS

This Exhibit is attached to and made a part of the Lease Agreement (the “Lease”) by and between OPG MP PARCEL OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and MONTE ROSA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 645 Summer Street, Boston, MA 02210. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

The Letter of Credit (as defined in the Lease) shall be for the amount set forth in Section 1 of the Lease, subject to the terms of Section 6 of the Lease. The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank that has a financial condition reasonably acceptable to Landlord and be able to be drawn upon in Boston, Massachusetts or New York City or by facsimile presentation, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of the Lease, (iii) shall be payable to Landlord or its successors in interest as the Landlord and shall be freely transferable without cost to any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least thirty (30) days prior to the scheduled expiration date, give Landlord notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Landlord. Notwithstanding the foregoing, the term of the Letter of Credit for the final period shall be for a term ending not earlier than the date forty five (45) days after the last day of the Term. In the event that the issuer ceases to be reasonably acceptable to Landlord, due to a deterioration in its financial condition or change in status that threatens to compromise Landlord’s ability to draw on the Letter of Credit as determined in good faith by Landlord, then Tenant shall provide a replacement Letter of Credit from an issuer satisfying the terms of this Exhibit within thirty (30) days after Landlord’s notice of such event.

Landlord shall be entitled to draw upon the Letter of Credit for its full amount or any portion thereof if (a) Tenant shall fail to perform any of its obligations under the Lease after the expiration of any applicable notice and cure periods, or (b) not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit in accordance with this Exhibit. Without limiting the generality of the foregoing, Landlord may, but shall not be obligated to, draw on the Letter of Credit from time to time in the event of a bankruptcy filing by or against Tenant and/or to compensate Landlord, in such order as Landlord may determine, for all or any part of any unpaid rent, any damages arising from any termination of the Lease in accordance with the terms of the Lease, and/or any damages arising from any rejection of the Lease in a bankruptcy proceeding commenced by or against Tenant. Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant’s failure.

G-1

Any amount of the Letter of Credit drawn in excess of the amount applied by Landlord to cure any such failure shall be held by Landlord as a cash security deposit for the performance by Tenant of its obligations under the Lease. Any cash security deposit may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Landlord be liable to pay Tenant interest thereon. If Tenant shall fail to perform any of its obligations under the Lease after the expiration of any applicable notice and cure periods, Landlord may, but shall not be obliged to, apply the cash security deposit to the extent necessary to cure Tenant’s failure. After any such application by Landlord of the Letter of Credit or cash security deposit, as the case may be, Tenant shall reinstate the Letter of Credit to the amount originally required to be maintained under the Lease, within ten (10) Business Days after Landlord’s written demand. Provided that Tenant is not then in default under the

Lease, and no condition exists or event has occurred which after the expiration of any applicable notice or cure period would constitute such a default, within forty five (45) days after the later to occur of (i) the payment of the final Rent due from Tenant or (ii) the later to occur of the Term Expiration Date or the date on which Tenant surrenders the Premises to Landlord in compliance with Section 19 of the Lease and Section 3 of Exhibit F to the Lease, the Letter of Credit and any cash security deposit, to the extent not applied, shall be returned to the Tenant, without interest.

In the event of a sale of the Building or lease, conveyance or transfer of the Building, Landlord shall transfer the Letter of Credit or cash security deposit to the transferee. Upon such transfer, the transferring Landlord shall be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the transferee solely for the return of said security. The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

G-2

EXHIBIT H

[INTENTIONALLY DELETED]

H-1

EXHIBIT I

FORM OF NDA

PP-7143(22)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Date: _________, 2020

Ground Landlord:

Massachusetts Port Authority One Harborside Drive, Suite 200S East Boston, Massachusetts 02128-2909 Attention: Chief Legal Counsel

Tenant:

OPG MP Parcel Owner (DE) LLC c/o Oxford Properties Group 125 Summer Street, 12th Floor Boston, Massachusetts 02110 Attention: Legal

Subtenant:

Monte Rosa Therapeutics, Inc. 645 Summer Street, Suite 102 Boston, Massachusetts 02210

Ground Lease:

Amended, Restated and Consolidated Ground Lease entered into as of March 31, 2010 by and between the Massachusetts Port Authority and Boston Harbor Industrial Development LLC, notice of which is recorded at the Suffolk County Registry of Deeds at Book 46261, Page 23 and filed with the Suffolk Registry District of the Land Court as Document No. 776685, as amended by an Amendment to Amended, Restated and Consolidated Lease entered into as of July 3, 2014 by and between the Massachusetts Port Authority and Boston Harbor Industrial Development LLC, notice of which is recorded at the Suffolk County Registry of Deeds at Book 53189, Page 102 and filed with the Suffolk Registry District of the Land Court as Document No. 832844, as assigned by an

Assignment of Ground Lease entered into between Boston Harbor Industrial Development LLC and OPG MP Parcel Owner (DE) LLC entered into as of October 2, 2019, which is recorded at the Suffolk County Registry of Deeds at Book 61 844, Page 194 and filed with the Suffolk Registry District of the Land Court as Document No. 899129.

Sublease:

That certain Lease Agreement dated as of __________, 2020, by and between Tenant and Subtenant covering the Subleased Premises.

Ground Leased Premises:

That certain parcel of land located in the Commonwealth Flats area of South Boston, Massachusetts, generally bounded by Summer Street, E Street, West First Street and the South Boston Reserve Channel and consisting of approximately 38.1 acres of land, as more particularly described in the Ground Lease.

Subleased Premises:

That portion of the first floor known as Suite 102 and containing approximately 16,748 rentable square feet (the “Premises”) in the building located at 645 Summer Street, Boston, MA (the “Building), as more particularly described in the Sublease.

RECITALS

A.	Pursuant to the Ground Lease, Tenant has leased the Ground Leased Premises from the Ground Landlord.

B.

Tenant and Subtenant have entered into the Sublease, a copy of which is attached as Exhibit A (provided that a copy of the Sublease shall not be attached to any counterpart of this Agreement to be recorded at the Registry of Deeds or filed with the Suffolk Registry District of the Land Court).

AGREEMENTS

NOW THEREFORE, in consideration of the agreements contained herein, the parties agree as follows:

I.	Subordination

A.

Tenant and Subtenant confirm and agree that the Sublease and any extensions, renewals, amendments, modifications, consolidations, replacements and expansions thereof, and all right, title and interest of Subtenant and Tenant thereunder in and to the Subleased Premises, are and shall be subject andsubordinate to the Ground Lease and to all the terms and conditions contained therein, and to all extensions, renewals, amendments, modifications, consolidations, replacements and expansions thereof as though each such extension, renewal, amendment, modification, consolidation, replacement and expansion were executed, delivered and notice thereof recorded before the execution of the Sublease. Without limiting the foregoing and notwithstanding any other term or provision of this Agreement, Subtenant’s rights with respect to proceeds of insurance and eminent domain awards are expressly made subject and subordinate to the terms of the Ground Lease, and the disposition of such proceeds shall be governed by the Ground Lease in all respects.

B.

Ground Landlord hereby agrees that it has consented to Subtenant’s use of the Subleased Premises for the Permitted Use (as defined in the Sublease) and that there are no provisions of the Ground Lease that prohibit such use or which will adversely affect Tenant’s occupancy and use of the Premises.

II.	Non-Disturbance

A.

Per that certain approval letter dated , 2020, Ground Landlord has consented, in accordance with its approval rights under the Ground Lease, to the execution and delivery of the Sublease in the form delivered by Tenant to the Ground Landlord prior to Ground Landlord’s execution of this Agreement. Tenant and Subtenant represent and warrant to the Ground Landlord that the copy of the Sublease so delivered to the Ground Landlord is a true and complete copy of the Sublease, and that it contains all of the agreements and understandings between Tenant and Subtenant with respect to the Subleased Premises and the development, use or occupancy thereof. Tenant and Subtenant agree that this Agreement satisfies any condition or requirement in the Ground Lease or in the Sublease relating to the granting of a non-disturbance agreement by the Ground Landlord with respect to the Sublease.

B.

Provided that the Sublease is then in full force and effect, the Ground Landlord agrees that, in the event of a termination of the Ground Lease due to a default of Tenant or the exercise by the Ground Landlord of any of its rights thereunder to take possession of and to operate the Subleased Premises, the Ground Landlord shall not disturb Subtenant’s right of possession of the Subleased Premises under the terms of the Sublease so long as Subtenant is not in default of any term, covenant or condition of the Sublease beyond any applicable grace period provided in the Sublease.

The rights under this paragraph shall inure to the benefit of only (i) the Subtenant named herein or (ii) any successor to Subtenant as described in Section 11.04 of the Sublease, and shall not pass to any other assignee of the Subtenant or any other party without the prior written approval of the Ground Landlord.

III.	Attornment

A.

Subtenant agrees that, in the event of a termination of the Ground Lease or the exercise by the Ground Landlord of any of its rights thereunder to take possession of the Ground Leased Premises, Subtenant will attorn to and recognize the Ground Landlord as its sublandlord under the Sublease for the remainder of the term thereof (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Sublease, and Subtenant hereby agrees to pay and perform all of the obligations of Subtenant pursuant to the Sublease and the Sublease shall not terminate but shall become a direct lease between the Ground Landlord and Subtenant, and Ground Landlord shall be bound by and perform all obligations imposed by the Sublease, except as set forth in Section III B hereof.

B.

Notwithstanding the provisions of Section III A hereof, Subtenant agrees that, in the event the Ground Landlord succeeds to the position of sublandlord under the Sublease, the Ground Landlord shall not be:

1.

liable for any act or omission of any prior sublandlord (including, without limitation, Tenant), or for any fact, circumstance or condition existing prior to the Ground Landlord’s succession in interest, except to the extent Ground Landlord had notice of such act or omission prior to said succession in interest, such act or omission is continuing and is capable of cure by Ground Landlord;

2.	liable for the return of any security deposit or letter of credit unless the Ground Landlord is holding the same;

3.	bound by any agreement of any prior sublandlord (including, without limitation, Tenant) to provide a letter of credit or other security for sublandlord’s obligations under the Sublease;

4.

bound by any rent, percentage rent, or additional rent which Subtenant may have prepaid for more than one (1) month in addition to the then current month under the Sublease other than to the extent that such prepayment is actually received by the Ground Landlord;

5.

bound by any amendments or modifications of the Sublease made without the prior written consent of the Ground Landlord, excepting amendments or modifications to the Sublease that are made consistent with the terms of the Sublease in connection with Tenant’s exercise of the Extension Option (as defined in the Sublease);

6.	subject to any offsets, claims or defenses which Subtenant might have against any prior sublandlord (including, without limitation, Tenant);

7.

notwithstanding any other provision of this Agreement or the Sublease, bound by any agreement in the Sublease or otherwise required to initially construct, complete or deliver the Subleased Premises or any portion thereof or any improvement thereof or to indemnify Subtenant for any loss resulting from a failure to timely deliver the Subleased Premises or to provide any tenant improvement allowance to Subtenant;

8.

absent sufficient and available taking or casualty insurance proceeds, bound by any agreement in the Sublease or otherwise required to repair or restore the Subleased Premises or any portion thereof after casualty or condemnation, or to make any payments to anyone for or on account of or in connection with any of the foregoing;

9.

liable for or incur any obligations with respect to any breach of warranties or representations of any nature under the Sublease or otherwise including, without limitation, any warranties or representations regarding use, compliance with or applicability of zoning, title, authority or possession; or

10.	liable for consequential damages; or

11.

liable in any way under or with respect to any claim for indemnification under the Sublease arising out of or relating to any event (including, without limitation, any act or omission of Tenant or any other prior sublandlord, or any default on the part of Tenant or any other prior sublandlord under the Sublease), any condition or any circumstance which occurred or existed prior to the date on which Ground Landlord succeeds to the position of sublandlord under the Sublease, regardless of whether or not such event, condition or circumstance continues to exist after such date of succession by Ground Landlord.

C.

The Ground Landlord will have the same remedies for the nonperformance of any agreement contained in the Sublease which Tenant had or would have had if the Ground Lease had not been terminated. The limitations set forth in this Agreement as to the Ground Landlord shall not affect, impair, or abrogate any claims or remedies that Subtenant may have against Tenant under the Sublease or otherwise.

IV.	Notice and Cure

Subtenant agrees to give the Ground Landlord a copy of any notice of default under the Sublease served upon Tenant, at the same time as such notice is given to Tenant. Subtenant further agrees that if Tenant shall have failed to cure such default then the Ground Landlord shall have an additional sixty (60) days beyond the time period set forth in the Sublease for the curing of defaults within which to cure such default, or, if no such cure period is set forth in the Sublease, shall have sixty (60) days from the date notice is first given to the Ground Landlord to cure such default.

V.	Further Assurances

The subordination provisions hereof are effective upon execution hereof and the nondisturbance and attornment provisions hereof shall operate immediately upon the Ground Landlordsucceeding to the position of sublandlord as aforesaid, provided that the Sublease is then in full force and effect and Subtenant is not then in default of any term, covenant or condition of the Sublease beyond any applicable grace period provided in the Sublease, in either event without execution of any further instrument. The Ground Landlord, Tenant and Subtenant agree, however, to execute and deliver from time to time such further documentation as any such party deems necessary or appropriate to evidence their agreement hereunder.

VI.	Modification of Sublease

Any agreement which shall amend or modify the Sublease, or operate to surrender, merge, terminate or cancel the Sublease absent a default thereunder, without the prior written consent of the Ground Landlord, shall be void and of no force or effect as to the Ground Landlord, excepting amendments or modifications to the Sublease that are made consistent with the terms of the Sublease in connection with Tenant’s exercise of the Extension Option (as defined in the Sublease).

VII.	Options

With respect to any options or rights of first refusal for additional space provided to Subtenant under the Sublease, the Ground Landlord agrees to recognize the same if Subtenant is entitled thereto under the Sublease after the date on which the Ground Landlord succeeds to the interest of Tenant under the Sublease; provided that the Ground Landlord shall not be liable or responsible for any acts of any prior sublandlord (including, without limitation, Tenant) or the acts of any other party (whether or not consented to by the Ground Landlord), that prevents the Ground Landlord from complying with the provisions hereof and Subtenant shall have no right to cancel the Sublease or make such claims against the Ground Landlord on account thereof.

VIII.	Successors and Assigns

A.

The term “the Ground Landlord” as used in this Agreement means only the owner (or the owner’s nominee) for the time being of the fee title to the Ground Leased Premises under the Ground Lease. In the event of any sale or other transfer of its entire interest in the Ground Leased Premises, the Ground Landlord named herein shall be and hereby is entirely relieved of all covenants and obligations of the Ground Landlord hereunder from and after the date thereof provided the new fee title holder to the Ground Leased Premises assumes in writing the obligations of the Ground Landlord hereunder and under the Ground Lease.

B.	Except as otherwise provided, this Agreement is binding upon and shall inure to the benefit of the parties hereto and their heirs, successors, personal representatives, and assigns.

IX.	Non-Recourse

Subtenant agrees that execution by the Ground Landlord of this Agreement and execution of the Ground Lease by the Ground Landlord does not constitute an assumption by the Ground Landlord of any obligations or liabilities under the Sublease, and that the Ground Landlord is not bound to perform Tenant’s obligations under the Sublease, unless and until the Ground Landlord succeeds to Tenant’s position under the Sublease as set forth above, it being understood that the Ground Landlord cannot be bound by any act or omission of Tenant, its successors or assigns, except as provided in Section III B 1. Subtenant further agrees that, in the event the Ground Landlord succeeds to Tenant’s position under the Sublease as aforesaid, the Ground Landlord’s liability under the Sublease shall be enforceable only out of the Ground Landlord’s interest in the Subleased Premises, including all rents, issues and profits therefrom; and there shall be no other recourse against, or right to seek a deficiency judgment against, the Ground Landlord or any other assets of the Ground Landlord, nor shall there be any personal liability on the part of any member of its board of directors or any officer or employee of the Ground Landlord, with respect to any obligations to be performed under the Sublease.

X.	Validity of Provisions

The invalidity of any provision of this Agreement shall in no way affect the validity of any other provision.

XI.	Governing Law

This Agreement shall be interpreted in accordance with and governed by the laws of The Commonwealth of Massachusetts.

XII.	Jurisdiction

The parties submit to personal jurisdiction in The Commonwealth of Massachusetts and waive any and all personal rights to object to such jurisdiction. The parties agree service of process may be made and personal jurisdiction obtained by serving them at the addresses stated on the first page hereof.

XIII.	Notices

All notices given hereunder shall be in writing and shall be deemed received at the earlier of when delivered in hand or by recognized overnight delivery service or seventy two (72) hours after the same have been deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to any party at its address appearing on the first page hereof, or to such other address or addresses as the parties may from time to time specify by notice so given.

XIV.	Changes in Writing

This Agreement may not be changed, waived, or terminated except in a writing signed by all parties hereto.

XV.	Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original instrument but all of which together shall constitute one and the same instrument.

XVI.	Waiver of Jury Trial

GROUND LANDLORD, TENANT AND SUBTENANT WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY OR ON ANY COUNTERCLAIM IN RESPECT THEREOF ON ANY MATTERS WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT OR THE SUBLEASE, THE RELATIONSHIP OF GROUND LANDLORD, TENANT, SUBTENANT, SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE UNDER THIS AGREEMENT OR THE SUBLEASE.

[Remainder of page intentionally left blank; Signatures on next page]

Executed under seal as of the date first written above.

GROUND LANDLORD:	MASSACHUSETTS PORT AUTHORITY

By:
Name:	Michael A. Grieco
Title:	Assistant Secretary-Treasurer

TENANT:	OPG MP PARCEL OWNER (DE) LLC

By:
Name:
Title:

OPG MP PARCEL OWNER (DE) LLC

By:
Name:
Title:

SUBTENANT:	MONTE ROSA THERAPEUTICS, INC.

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS	)
) SS:
COUNTY OF SUFFOLK	)

On this _____ day of ____________, 2020, before me, the undersigned notary public, personally appeared Michael A. Grieco, as Assistant Secretary-Treasurer of the Massachusetts Port Authority, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
) SS:
COUNTY OF SUFFOLK	)

On this ____ day of ____________, 2020, before me, the undersigned notary public, personally appeared _______________, as _______________ of OPG MP Parcel Owner (DE) LLC, proved to me through satisfactory evidence of identification, which was _______________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
) SS:
COUNTY OF SUFFOLK	)

On this _____ day of ____________, 2020, before me, the undersigned notary public, personally appeared _______________, as _______________ of OPG MP Parcel Owner (DE) LLC, proved to me through satisfactory evidence of identification, which was _______________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
) SS:
COUNTY OF _________________	)

On this ____ day of ____________, 2020, before me, the undersigned notary public, personally appeared _______________, as _______________ of Monte Rosa Therapeutics, Inc., proved to me through satisfactory evidence of identification, which was _______________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

Exhibit A

Sublease

EXHIBIT J

BASELINE CONDITION

645 Summer Street

Boston, MA

Mechanical, Electrical, Plumbing and Fire Protection

Landlord Delivery

Prepared by:

Prepared for:

Oxford Properties

125 Summer Street, Boston MA

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645 Summer Street—Spec Laboratory Buildout

Oxford is delivery a laboratory spec buildout on the first floor of the building. Layout shall be for Class A generic Lab/Office tenant based on a 50% Lab / 50% Office split.

Fire Alarm Systems

1.

The building is provided with an addressable fire alarm system that is in compliance with state building code and NFPA 72. This system shall be extended to tenant areas for all fire alarm occupant notification and initiating devices required by code based upon the generic tenant program space in accordance with 2013 NFPA 72.

Fire Protection Systems

1.

The Building is equipped with a fully automatic fire protection system per the Massachusetts Building Code and NFPA. This system includes fire protection service, infrastructure, mains, branch lines and sprinkler heads.

2.

Automatic wet pipe sprinkler systems where toilet rooms, permanent corridors, lobbies, vestibules, reception areas, offices, and similar spaces will be present shall be designed to light hazard occupancy requirements and shall be capable of providing a minimum design density of 0.10 GPM per square foot over the hydraulically most remote 1,500 square feet. Maximum protection area per sprinkler head shall be 225 square feet. Hose stream allowance shall be 100 GPM.

3.

Automatic wet pipe sprinkler systems where electrical rooms, tel/data rooms, mechanical rooms, fire pump room, janitor’s closets, storage rooms, and similar spaces will be present shall be designed to Ordinary Hazard Group 1 occupancy requirements and shall be capable of providing a minimum design density of 0.15 GPM per square foot over the hydraulically most remote 1,500 square feet. Maximum protection area per sprinkler head shall be 130 square feet. Hose stream allowance shall be 250 GPM.

4.

Automatic wet pipe sprinkler systems in laboratory tenant spaces shall be designed to Ordinary Hazard Group 2 requirements and shall be capable of providing a minimum design density of 0.20 GPM per square foot over the hydraulically most remote 1,500 square feet. Maximum protection area per sprinkler head shall be 130 square feet. Hose allowance shall be 250 GPM.

Plumbing Systems

1.	Common toilet cores, drinking fountains, showers, and janitor closets shall be provided per building programming:

2.	An electric storage type water heater shall be provided to provide non-potable hot water to tenant lab sinks.

3.	The existing house tepid hot water system shall be extended to the tenant areas and circulated to emergency fixtures within the tenant program space.

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4.

Ground level pH system: Landlord is installing a central Lab waste pH adjustment system to serve the entire building. Landlord or Landlords representative will hold the lab waste discharge permit. Spec Tenant shall have their lab waste piped to the central system. At tenant tie in points, a sample trap(s) shall be provided in an accessible location that will allow the installation of a pH monitor at a later date (at tenants expense) should it be identified the tenant’s lab waste stream is the cause of frequent and substantial deviations from code discharge pH levels.

5.	A laboratory compressed air system shall provide 100 PSI, -40 degree dewpoint, clean dry air piped to wall outlets within the tenant space.

6.	A laboratory vacuum system shall provide 19” Hg vacuum at wall and equipment outlets within the tenant space.

7.	An ASTM Type 2 (1 MegOhm) RO/DI system shall be provided and shall be piped via a 1” circulation pipe loop to tenant outlets within their program space.

HVAC Systems

1.

New HVAC infrastructure has been provided for the building. Tenants are allocated 55 degree 100% OA for laboratory makeup air and office ventilation and chilled water and hot water for office heating and cooling. Laboratory areas are designed to be VAV supply and exhaust. Office areas will be provided with 4-pipe fan coil units. Landlord has provided capped supply and exhaust ductwork on the floor, as well as capped hot water and chilled water services on the floor. Extension of supply air and exhaust air and chilled and hot water services, along with VAV terminals and fan coils have been provided as part of the spec interior fitup.

2.	Central laboratory exhaust systems with heat recovery have been provided for laboratory ventilation requirements within the tenant spaces. Laboratory areas are designed to be VAV exhaust.

Electrical Systems

1.	Tenant power for lighting and plug loads shall be derived at the main electric room and distributed via local distribution to requirements in the tenant office and lab areas.

2.

Landlord shall provide an optional standby generator to support minimal house optional standby loads and an allocation of 5 watts/SF for tenant lab areas. Generator shall be gas fired and provided at the roof level within Level 2 sound attenuating enclosure. Optional standby distribution, including transfer switches, 120/208 volt panelboards and transformers shall be located in tenant electric rooms.

END OF NARRATIVE

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